                                                                   EXHIBIT 10.24



                                                                  EXECUTION COPY
                                                                  --------------

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                                   $50,000,000


                           REVOLVING CREDIT AGREEMENT

                                      AMONG

                               GC COMPANIES, INC.,
                                   AS BORROWER


                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO,
                                   AS LENDERS


                       BANCBOSTON ROBERTSON STEPHENS INC.,
                      AS ADMINISTRATIVE AGENT AND ARRANGER


                            THE BANK OF NOVA SCOTIA,
                             AS DOCUMENTATION AGENT

                                       and

                                BANKBOSTON, N.A.,
                             AS ADMINISTRATIVE AGENT



                          Dated as of January 26, 1999


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


                                TABLE OF CONTENTS

                           REVOLVING CREDIT AGREEMENT

                                                                     PAGE
                                                                     ----

ARTICLE I  DEFINITIONS...............................................  1
     1.1.   DEFINITIONS..............................................  1
     1.2.   ACCOUNTING TERMS......................................... 21

ARTICLE II DESCRIPTION OF CREDIT..................................... 21
     2.1.  THE LOANS................................................. 21
     2.2.  NOTICE AND MANNER OF BORROWING OR CONVERSION OF LOANS..... 22
     2.3.  FEES...................................................... 24
     2.4.  REDUCTION OF MAXIMUM CREDIT............................... 25
     2.5.  THE NOTES................................................. 25
     2.6.  DURATION OF INTEREST PERIODS.............................. 25
     2.7.  INTEREST RATES AND PAYMENTS OF INTEREST................... 26
     2.8.  DEFAULT RATE OF INTEREST.................................. 27
     2.9.  CHANGED CIRCUMSTANCES..................................... 27
     2.10. REPLACEMENT OF LENDERS.................................... 29
     2.11. PAYMENTS AND PREPAYMENTS OF LOANS......................... 29
     2.12. METHOD OF PAYMENT......................................... 29
     2.13. PAYMENTS NOT AT END OF INTEREST PERIOD.................... 30
     2.14. COMPUTATION OF INTEREST AND FEES.......................... 30
     2.15. USE OF PROCEEDS........................................... 30
     2.16. CAPITAL REQUIREMENTS...................................... 31

ARTICLE III  CONDITIONS OF LOANS..................................... 31
     3.1.  CONDITIONS PRECEDENT TO INITIAL LOAN...................... 31
     3.2.  CONDITIONS PRECEDENT TO ALL LOANS......................... 33

ARTICLE IV REPRESENTATIONS AND WARRANTIES............................ 34
     4.1.  EXISTENCE AND POWER....................................... 34
     4.2.  AUTHORIZATION............................................. 34
     4.3.  VALID OBLIGATIONS......................................... 35
     4.4.  FINANCIAL INFORMATION, ETC................................ 35
     4.5.  CONSENTS OR APPROVALS..................................... 36
     4.6.  LITIGATION................................................ 37
     4.7.  DEFAULTS, ETC............................................. 37
     4.8.  TAXES..................................................... 37
     4.9.  USE OF PROCEEDS........................................... 37


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                                      -ii-

                                                                     PAGE
                                                                     ----

     4.10. SUBSIDIARIES.............................................. 37
     4.11. INVESTMENT COMPANY ACT.................................... 38
     4.12. COMPLIANCE WITH ERISA..................................... 38
     4.13. ENVIRONMENTAL MATTERS..................................... 38
     4.14. YEAR 2000 PROBLEM......................................... 38

ARTICLE V AFFIRMATIVE COVENANTS...................................... 39
     5.1.  FINANCIAL STATEMENTS AND OTHER REPORTING REQUIREMENTS..... 39
     5.2.  CONDUCT OF BUSINESS....................................... 42
     5.3.  MAINTENANCE AND INSURANCE................................. 42
     5.4.  TAXES..................................................... 42
     5.5.  INSPECTION BY LENDERS..................................... 43
     5.6.  MAINTENANCE OF BOOKS AND RECORDS.......................... 43
     5.7.  CONSOLIDATED NET WORTH.................................... 43
     5.8.  CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INTEREST
            CHARGES.................................................. 44
     5.9.  CONSOLIDATED ADJUSTED CASH FLOW TO CONSOLIDATED FIXED
            CHARGES.................................................. 44
     5.10. CONSOLIDATED TOTAL DEBT FOR BORROWED FUNDS TO
            CONSOLIDATED ADJUSTED EBITDA............................. 44
     5.11. SUBSIDIARY GUARANTIES..................................... 44
     5.12. YEAR 2000 COMPLIANCE...................................... 46
     5.13. FURTHER ASSURANCES........................................ 46

ARTICLE VI NEGATIVE COVENANTS........................................ 47
     6.1.  BORROWED FUNDS INDEBTEDNESS............................... 47
     6.2.  CONTINGENT LIABILITIES.................................... 48
     6.3.  ENCUMBRANCES.............................................. 49
     6.4.  MERGER;CONSOLIDATION; SALE OR LEASE OF ASSETS............. 51
     6.5.  ADDITIONAL STOCK ISSUANCE................................. 54
     6.6.  NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS............... 54
     6.7.  DISTRIBUTIONS............................................. 54
     6.8.  INVESTMENTS............................................... 55
     6.9.  MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES................. 55
     6.10. ERISA..................................................... 56
     6.11. TRANSACTIONS WITH AFFILIATES.............................. 56
     6.12. AMENDMENT OF CERTAIN DOCUMENTS............................ 57
     6.13. LOANS TO EMPLOYEES........................................ 57

ARTICLE VII DEFAULTS................................................. 57
     7.1.  EVENTS OF DEFAULT......................................... 57

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                                     -iii-
                                                                     PAGE
                                                                     ----

     7.2.  REMEDIES.................................................. 60
     7.3.  DISTRIBUTION OF PROCEEDS.................................. 61

ARTICLE VIII THE AGENTS.............................................. 62
     8.1.  APPOINTMENT AND AUTHORIZATION............................. 62
     8.2.  AGENTS AND AFFILIATES..................................... 62
     8.3.  ACTION BY ADMINISTRATIVE AGENT............................ 63
     8.4.  CONSULTATION WITH EXPERTS................................. 63
     8.5.  LIABILITY OF ADMINISTRATIVE AGENT......................... 63
     8.6.  INDEMNIFICATION........................................... 63
     8.7.  CREDIT DECISION........................................... 64
     8.8.  SUCCESSOR ADMINISTRATIVE AGENT............................ 64
     8.9.  THE ARRANGER AND DOCUMENTATION AGENT...................... 64

ARTICLE IX MISCELLANEOUS............................................. 65
     9.1.  NOTICES................................................... 65
     9.2.  NO WAIVERS................................................ 65
     9.3.  EXPENSES; INDEMNIFICATION................................. 65
     9.4.  SHARING OF SET-OFFS....................................... 66
     9.5.  AMENDMENTS AND WAIVERS.................................... 67
     9.6.  SUCCESSORS AND ASSIGNS.................................... 67
     9.7.  COLLATERAL................................................ 69
     9.8.  GOVERNING LAW; SUBMISSION TO JURISDICTION................. 69
     9.9.  COUNTERPARTS; INTEGRATION................................. 70
     9.10. WAIVER OF JURY TRIAL...................................... 70

                                  SCHEDULES

SCHEDULE I       Commitment Amounts and Commitment Percentages
SCHEDULE 4.10    Subsidiaries and Guarantor Subsidiaries
SCHEDULE 6.1     Borrowed Funds Indebtedness
SCHEDULE 6.2     Guaranties
SCHEDULE 6.3     Encumbrances
SCHEDULE 6.4     B Theatres, Problem Theatres and Permitted Dispositions
SCHEDULE 6.8     Investments


                            EXHIBITS

EXHIBIT A        Form of Promissory Note
EXHIBIT B        Form of Notice of Borrowing or Conversion
EXHIBIT C        Form of Compliance Certificate
EXHIBIT D        Form of Subsidiary Guaranty Agreement
EXHIBIT E        Form of Assignment and Assumption Agreement
EXHIBIT F        Form of Intercreditor Agreement
EXHIBIT G        Form of Opinion of Special Counsel to Borrower and Guarantor
                 Subsidiaries
EXHIBIT H        Form of Opinion of General Counsel of Harcourt General, Inc.
EXHIBIT I        Form of Opinion of Special Counsel to Administrative Agent

                          REVOLVING CREDIT AGREEMENT

      THIS REVOLVING CREDIT AGREEMENT is made on and as of January 26, 1999 by and among each of GC COMPANIES, INC., a Delaware corporation, as borrower hereunder (the "BORROWER"), the several banks and other financial institutions or entities from time to time party hereto as lenders hereunder (individually, a "LENDER" and, collectively, the "LENDERS"), BANCBOSTON ROBERTSON STEPHENS INC., as syndication agent and arranger hereunder (in such capacity, the "ARRANGER"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank acting through its Boston Branch ("BNS"), as documentation agent hereunder (in such capacity, the "DOCUMENTATION AGENT"), and BANCBOSTON, N.A., a national banking association ("BANKBOSTON"), as administrative agent hereunder (in such capacity, the "ADMINISTRATIVE AGENT").

      The parties hereto agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

      1.1.  DEFINITIONS.

      All capitalized terms used in this Agreement, the Notes or any of the other Loan Documents or in any certificate, report or other document made or delivered pursuant to this Agreement or any of the other Loan Documents (unless otherwise defined therein) shall have the meanings assigned to them below:

      ADJUSTED EURODOLLAR RATE. Applicable to any Interest Period, shall mean a rate PER ANNUM determined pursuant to the following formula:

            AER =  [   IOR   ]*
                   ----------
                   [1.00 - RP]
            AER =  Adjusted Eurodollar Rate
            IOR =  Interbank Offered Rate
            RP  =  Reserve Percentage

      * The amount in brackets shall be rounded upwards, if necessary, to the next higher 1/100 of 1%.

      WHERE:

      "INTERBANK OFFERED RATE" applicable to any Eurodollar Loan for any Interest Period means the rate of interest determined by the Administrative Agent to be the prevailing rate PER ANNUM at which deposits in U.S. dollars are offered to the Administrative Agent by first-class banks in the Interbank Eurodollar market in which it regularly participates on or about 10:00 a.m., Boston time, two (2) Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time beginning on the first day of such Interest Period and of a length approximately equal to such Interest Period.

      "RESERVE PERCENTAGE" applicable to any Interest Period means the rate (expressed as a decimal) applicable to any Lender during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserve requirement) of such Lender with respect to "Eurocurrency Liabilities" as that term is defined under such regulations.

      The Adjusted Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

      ADJUSTED TOTAL DEBT. As at any date of determination, (a) the Consolidated Total Debt for Borrowed Funds of the Borrower and its Subsidiaries as at such date, MINUS (b) the SUM of (i) to the extent included in Consolidated Total Debt for Borrowed Funds as at such date, all of the Foreign Non-Recourse Debt of the Foreign Subsidiaries as at such date, all as determined on a Consolidated basis and in accordance with GAAP as at such date, PLUS (ii) the aggregate of the Eligible Securities Values of all Eligible Securities as at such date.

      ADMINISTRATIVE AGENT. See PREAMBLE.

      AFFILIATE. (a) Any director or executive officer of the Borrower, or (b) any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Borrower. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      AGENTS. Collectively, the Administrative Agent, the Documentation Agent and the Arranger.

      AGREEMENT. This Agreement, as the same may be supplemented, modified or amended from time to time.

      APPLICABLE PERCENTAGES. The respective percentages applicable from time to time to (a) the Eurodollar Loans, or (as the case may be) (b) the Facility Fees, which percentages shall be determined in accordance with the following provisions and the table set forth below and be subject to adjustment (upwards or downwards, as appropriate) based upon the Leverage Ratio at the end of each of the first three fiscal quarters of each Fiscal Year of the Borrower and at the end of each Fiscal Year of the Borrower. For purposes of determining the Applicable Percentages in effect from time to time, the Leverage Ratio shall be determined (i) in the case of determinations made with respect to each of the first three fiscal quarters of each Fiscal Year, by reference to the monthly financial statements for the fiscal month ending on the last day of such fiscal quarter and the Compliance Certificate for such fiscal quarter delivered pursuant to SECTIONS 5.1(b) and 5.1(c), and (ii) in the case of determinations made with respect to the last fiscal quarter of each Fiscal Year, by reference to the financial statements and Compliance Certificate for such Fiscal Year delivered pursuant to SECTIONS 5.1(a) and 5.1(c). The adjustment, if any, to the Applicable Percentages shall be effective commencing on the fifth Business Day after the delivery of the required financial statements and Compliance Certificate and shall be effective only for the period beginning on such fifth Business Day. In the event that the Borrower shall at any time fail to furnish to the Administrative Agent and the Lenders, within the prescribed time period, the financial statements and Compliance Certificate required to be delivered pursuant to SECTION 5.1(a), (b) or (c), the Applicable Percentages then in effect shall remain in effect and shall not become subject to further adjustment as provided above until the fifth Business Day after the date on which such financial statements and Compliance Certificate are so delivered to the Administrative Agent.

                            APPLICABLE PERCENTAGES

                                          EURODOLLAR         FACILITY
LEVERAGE RATIO                               LOANS             FEES
--------------                            ----------         --------

Greater than or equal to 3.5:1.0            1.250%            0.500%

Less than 3.5:1.0 but greater than or
equal to 3.0:1.0                            1.000%            0.400%

Less than 3.0:1.0 but greater than or

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                                      -4-


equal to 1.5:1.0                            0.875%            0.375%

Less than 1.5:1.0                           0.625%            0.250%


Anything in the foregoing provisions of this definition of the term "APPLICABLE PERCENTAGES" to the contrary notwithstanding, the Applicable Percentage for Eurodollar Loans shall not be less than 0.875% and the Applicable Percentage for Facility Fees shall not be less than 0.375% at any time prior to January 26, 2000.

      APPROVED FUND. Shall mean, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and that is managed or advised (a) by the same investment advisor that manages or advises such Lender, or (b) by an affiliate of such investment advisor.

      ARRANGER. See PREAMBLE.

      ASSIGNMENT AND ASSUMPTION AGREEMENT. See SECTION 9.6(c).

      BANKBOSTON. See PREAMBLE.

      BASE RATE. The greater of (a) the rate of interest announced from time to time by the Administrative Agent at its head office at 100 Federal Street, Boston, Massachusetts 02110 as its "Base Rate," or (b) the sum of the Federal Funds Effective Rate PLUS one-half of one percent (0.5%) PER ANNUM (rounded upwards, if necessary, to the next one-eighth of one percent (0.125 %)).

      BASE RATE LOAN. Any Loan bearing interest determined with reference to the Base Rate.

      BNS. See PREAMBLE.

      BORROWED FUNDS INDEBTEDNESS. As applied to any Person, without duplication, (a) all obligations and liabilities of such Person for borrowed money or other extensions of credit, whether secured or unsecured, absolute or contingent, liquidated or unliquidated, or matured or unmatured, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or Guaranties issued for the account of or on behalf of such Person, all obligations of such Person in respect of bankers' acceptances, and all obligations of such Person representing the deferred purchase price of property, other than accounts payable or other liabilities arising in the ordinary course of business, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all obligations of such Person secured by any mortgage, pledge, security interest or other lien on property owned or acquired by such Person, whether or not the obligations secured thereby shall have been assumed, (d) that portion of all obligations of such Person arising under Capitalized Leases that are required to be capitalized on the consolidated balance sheet of such Person, and (e) all obligations of such Person under or in respect of Guaranties (whether direct or indirect) by such Person of any obligations or liabilities of any other Person or Persons of the kind described in CLAUSE (a), (b), (c) or (d) of this definition.

      BORROWER. See PREAMBLE.

      BUSINESS DAY. (a) For all purposes other than as provided by CLAUSE (b) below, any day (other than a Saturday, Sunday or legal holiday) on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in CLAUSE (a) and that is also a day for trading by and between banks in U.S. dollar deposits in the Interbank Eurodollar market.

      CAPITAL EXPENDITURES. As applied to any Person, amounts paid or indebtedness incurred by such Person in connection with the purchase or lease of capital assets that are required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

      CAPITALIZED LEASES. Leases under which the discounted future rental payment obligations are required to be capitalized on the balance sheet of the lessee or obligor thereunder in accordance with GAAP.

      CHANGE OF CONTROL. Any event or series of events by which (a) any Person (other than a member of the Smith Family Group), together with "affiliates" and "associates" of such Person, within the meaning of Rule 12b-2 of the Exchange Act, shall become the beneficial owner within the meaning of Rule 13d-3 of the Exchange Act of more voting stock or total equity capital of the Borrower than that beneficially owned by the Smith Family Group if such Person together with such "affiliates" and "associates" is also the beneficial owner within the meaning of Rule 13d-3 of the Exchange Act of at least twenty-five percent (25%) of either the voting stock or total equity capital of the Borrower, or (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the directors then in office.

      CINEMA VENTURES. Cinema Ventures, LLC, a limited liability company organized under the laws of the State of Delaware.

      CODE. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

      COMMITMENT. Shall mean, as to each Lender, such Lender's obligation pursuant to SECTION 2.1, SECTION 2.2 and the other provisions of ARTICLE II to participate in making Loans to the Borrower hereunder.

      COMMITMENT AMOUNT. Shall mean, as to each Lender, an amount equal to the Maximum Credit times such Lender's Commitment Percentage from time to time in effect.

      COMMITMENT PERCENTAGE. Shall mean, as to each Lender, the percentage set forth opposite such Lender's name on SCHEDULE I, as such SCHEDULE I may be supplemented, modified or amended from time to time, whether pursuant to Assignment and Assumption Agreements or otherwise.

      COMMITMENT TERMINATION DATE. The earliest to occur of: (a) the day before the Final Maturity Date; (b) the date on which any sums shall first be paid to any of the Agents or to the Lenders by Harcourt General or by any of the other Reimbursement Creditors (as defined in the Intercreditor Agreement) pursuant to the terms of the Intercreditor Agreement, all as provided and required by
SECTION 2(a) of the Intercreditor Agreement; or (c) the date on which all of the obligations of the Lenders to make further Loans shall terminate in full pursuant to SECTION 7.2.

      COMPLIANCE CERTIFICATE. See SECTION 5.1(c).

      CONSOLIDATED AND CONSOLIDATING. When used with reference to any other term and as applied to any Person and to its Subsidiaries, shall mean that term as applied to the accounts of such Person and all of its Subsidiaries, or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP, and with appropriate deductions for minority interests in such Subsidiaries.

      CONSOLIDATED ADJUSTED CASH FLOW. For each period for which the amount thereof shall be determined, the total of (a) the Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for such period, PLUS (b) the aggregate amount of all rental expense for real property operating leases of the Borrower and its Subsidiaries for such period, all as determined on a Consolidated basis and in accordance with GAAP for such period.

      CONSOLIDATED ADJUSTED EBITDA. For each period for which the amount thereof shall be determined, the Consolidated Net Income of the Borrower and its Subsidiaries for such period, PLUS (a) without duplication and only to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the SUM of (i) the Consolidated Interest Charges, taxes, depreciation and amortization expenses of the Borrower and its Subsidiaries for such period, PLUS (ii) expenses or losses from any Permitted Non-Theatre Investments, PLUS (iii) any extraordinary, unusual or non-recurring expenses or losses, all as determined on a Consolidated basis and in accordance with GAAP for such period, PLUS (iv) all of the general and administrative expenses for such period of GCCI and its Subsidiaries, provided that if such general and administrative expenses of GCCI and its Subsidiaries for such period shall exceed $4,250,000, only $4,250,000 of such expenses shall be added to such Consolidated Net Income for such period pursuant to this CLAUSE (iv), and MINUS
(b) without duplication and only to the extent reflected as an addition (or, as the case may be, reduction) in the statement of such Consolidated Net Income for such period, the SUM of (i) any income or gains from any Permitted Non-Theatre Investments, PLUS (ii) any extraordinary, unusual or non-recurring income or gains, PLUS (iii) that part of such Consolidated Net Income of the Borrower and its Subsidiaries for such period that is attributable to the Consolidated net income (or loss) of all of the Foreign Subsidiaries for such period, all as determined on a Consolidated basis and in accordance with GAAP for such period.

      CONSOLIDATED EXCESS CASH FLOW. For each period for which the amount thereof shall be determined, (a) the SUM of (i) the Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for such period, PLUS (ii) the net cash proceeds paid to or for the account of the Borrower during such period in respect of the issuance of additional Equity Interests of the Borrower, MINUS
(b) the SUM of (i) the Consolidated Interest Charges for such period, PLUS (ii) the Capital Expenditures of the Borrower and its Subsidiaries for such period, PLUS (iii) all regularly scheduled payments of principal of Consolidated Total Debt for Borrowed Funds (other than Foreign Non-Recourse Debt) payable during such period, PLUS (iv) Distributions made by the Borrower and its Subsidiaries during such period, PLUS (v) cash taxes paid by the Borrower and its Subsidiaries during such period, all as determined on a Consolidated basis and in accordance with GAAP for such period.

      CONSOLIDATED EXCESS THEATRE CASH FLOW. For each period for which the amount thereof shall be determined, the Consolidated Excess Cash Flow for such period, (a) MINUS, without duplication and only to the extent reflected as an addition to such Consolidated Excess Cash Flow for such period, any income or gains from any Permitted Non-Theatre Investments for such period, and (b) PLUS, without duplication and only to the extent reflected as a charge to such Consolidated Excess Cash Flow for such period, any expenses or losses from any Permitted Non-Theatre Investments for such period.

      CONSOLIDATED FIXED CHARGES. For each period for which the amount thereof shall be determined, the SUM of (a) all regularly scheduled payments of principal of Consolidated Total Debt for Borrowed Funds (other than Foreign Non-Recourse Debt) payable during such period, PLUS (b) the Consolidated Interest Charges for such period, PLUS (c) the aggregate amount of all rental expense for real property operating leases of the Borrower and its Subsidiaries for such period, all as determined on a Consolidated basis and in accordance with GAAP for such period.

      CONSOLIDATED INTEREST CHARGES. For each period for which the amount thereof shall be determined, the aggregate amount of interest, including interest expense under Capitalized Leases, paid or accrued by the Borrower or by any of its Subsidiaries during such period, MINUS the aggregate amount of interest, including interest expense under Capitalized Leases, paid or accrued by Foreign Subsidiaries during such period on or in respect of any Foreign Non-Recourse Debt, all as determined on a Consolidated basis and in accordance with GAAP for such period.

      CONSOLIDATED NET INCOME. For each period for which the amount thereof shall be determined, the Consolidated net income (or loss) of the Borrower and its Subsidiaries for such period, all as determined on a Consolidated basis and in accordance with GAAP.

      CONSOLIDATED NET INVESTMENT CASH FLOW. In relation to the Borrower and its Subsidiaries for each period for which the amount thereof shall be determined,
(a) the SUM of (i) the Net Cash Proceeds received by the Borrower or by any of its Subsidiaries in such period from the sale or other transfer of any Permitted Non-Theatre Investments, PLUS without duplication, (ii) all cash income and other cash gains, including, without limitation, cash interest, cash dividends and other cash distributions, received by the Borrower or by any of its Subsidiaries from Permitted Non-Theatre Investments in such period, all as determined on a Consolidated basis and in accordance with GAAP for such period, MINUS (b) the aggregate amount of (i) all cash expenses and cash losses incurred or sustained by the

Borrower or by any of its Subsidiaries from Permitted Non-Theatre Investments in such period, PLUS (ii) without duplication, non-cash losses realized by the Borrower or by any of its Subsidiaries in such period from Permitted Non-Theatre Investments to the extent of any write-downs or write-offs of any thereof taken by the Borrower or by any of its Subsidiaries in such period, all as determined on a Consolidated basis and in accordance with GAAP for such period.

      CONSOLIDATED NET WORTH. At any date as of which the amount thereof shall be determined, shareholders' equity of the Borrower and its Subsidiaries as at such date, all as determined on a Consolidated basis and in accordance with GAAP as at such date; PROVIDED, HOWEVER, that for purposes of determining the Consolidated Net Worth of the Borrower and its Subsidiaries as at any date falling on or after the date hereof, the amount thereof shall be adjusted so as to eliminate the effect of any unrealized gains or any unrealized losses in the total market value as at such date of the Investments of the Borrower and its Subsidiaries in the Equity Interests of each of Global Telesystems Group, Inc. and GrandVision relative to the total market value of such Investments as at October 31, 1998 as reflected in the audited consolidated balance sheet of the Borrower and its Subsidiaries as at such date.

      CONSOLIDATED TOTAL DEBT FOR BORROWED FUNDS. As at any date of determination, all of the Borrowed Funds Indebtedness of the Borrower and its Subsidiaries outstanding on and as of such date, all as determined on a Consolidated basis.

      CONTROLLED GROUP. All trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

      CREDITOR PARTIES. Collectively, the Lenders and the Agents.

      CUMULATIVE EXCESS THEATRE CASH FLOW. As at any date of determination, the aggregate of the Consolidated Excess Theatre Cash Flows for all Fiscal Years of the Borrower ending on or after October 31, 1998 but prior to such date of determination; PROVIDED, HOWEVER, that the Consolidated Excess Theatre Cash Flow for any such particular Fiscal Year of the Borrower shall not, for purposes of this definition, be added to and included in the Cumulative Excess Theatre Cash Flow until the later of (a) the first Business Day after the delivery to the Administrative Agent of the financial statements and Compliance Certificate required to be delivered pursuant to SECTION 5.1(a) and SECTION 5.1(c) for such Fiscal Year, or (b) if any Default shall be continuing when such financial statements and Compliance

Certificate are delivered to the Administrative Agent, on the first Business Day thereafter on which no Default shall be continuing.

      CUMULATIVE NET INVESTMENT CASH FLOW. As at any date of determination, the aggregate of the Consolidated Net Investment Cash Flows for all fiscal quarters of the Borrower ending on or after October 31, 1998 but prior to such date of determination; PROVIDED, HOWEVER, that the Consolidated Net Investment Cash Flow for any such particular fiscal quarter of the Borrower shall not, for purposes of this definition, be added to and included in the Cumulative Net Investment Cash Flow until the later of (a) the first Business Day after the delivery to the Administrative Agent of the financial statements and Compliance Certificate required to be delivered pursuant to SECTION 5.1(a) or (as the case may be)
SECTION 5.1(b) and SECTION 5.1(c) for such fiscal quarter, or (b) if any Default shall be continuing when such financial statements and Compliance Certificate are delivered to the Administrative Agent, on the first Business Day thereafter on which no Default shall be continuing.

      DEFAULT. An Event of Default or any event or condition that, but for the requirement (if any) that time elapse or notice be given, or both, would (unless cured or waived) constitute an Event of Default.

      DISTRIBUTIONS. Shall mean any of the following:

            (a) the declaration or payment of any dividends (other than dividends payable in Equity Interests in the Borrower) on or in respect of any Equity Interests in the Borrower;

            (b) the purchase, redemption or other retirement of any Equity Interests in the Borrower, or of options, warrants or other rights for the purchase of any of such Equity Interests, directly, indirectly through a Subsidiary, or otherwise;

            (c) any other distributions on or in respect of any Equity Interests of any class or other beneficial interests in the Borrower;

            (d) any prepayment, purchase, redemption or defeasance of any Subordinated Debt; and

            (e) any payment, loan or advance by the Borrower (or such Subsidiary) to, or any other Investment by the Borrower (or such Subsidiary) in, (i) any beneficial owner of five percent (5%) or more of any class of Equity Interests or other beneficial interests in the Borrower, or (ii) any Affiliate of such beneficial owner;

PROVIDED, HOWEVER, that the term "DISTRIBUTIONS" shall not in any event include any declaration or payment of dividends or other distributions by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower or payments by the Borrower or by any of its Subsidiaries in the ordinary course of business in respect of (i) reasonable compensation paid to employees, officers or directors, including stock appreciation rights and stock options granted to employees, (ii) advances to employees for travel expenses and other similar expenditures, (iii) loans, drawing accounts and advances to employees permitted under SECTION 6.12, (iv) rent paid to or accounts payable for services rendered or goods sold by non-Affiliates which may hold Equity Interests in the Borrower (or such Subsidiaries), (v) inter-company accounts payable and real property leases to non-Affiliates which may hold Equity Interests in the Borrower (or such Subsidiaries), or (vi) payments to Harcourt General under the Harcourt General Documents; and, PROVIDED, FURTHER, that, for purposes of SECTION 6.7, an aggregate of $1,000,000 in cash Distributions made by the Borrower after the date hereof to repurchase stock options granted to employees of the Borrower or of any of its Subsidiaries shall be excluded in determining the aggregate amount of Distributions permitted to be made by the Borrower and its Subsidiaries.

      DOCUMENTATION AGENT. See PREAMBLE.

      ELIGIBLE SECURITIES. As at any date of determination with respect to any particular marketable Securities of any particular issuer, marketable Securities of such issuer that (a) are owned by the Borrower or by any of its Subsidiaries as at such date free and clear of all liens and other encumbrances, and (b) are determined by the Administrative Agent in its sole and complete discretion to be "Eligible Securities" as at such date for the purposes of this Agreement, each such determination by the Administrative Agent to be in each case final and binding on the Borrower for all purposes of this Agreement.

      ELIGIBLE SECURITIES VALUE. As at any date of determination with respect to any particular Eligible Securities of any particular issuer, the product of (a) the Fair Market Value of such Eligible Securities as at such date, such Fair Market Value to be determined by mutual agreement of the Borrower and the Administrative Agent, and (b) the percentage used or to be used by the Administrative Agent in calculating the Eligible Securities Value of such Eligible Securities as at such date, such percentage to be (i) no greater than fifty percent (50%), and (ii) to be determined by the Administrative Agent in its sole and complete discretion, each such determination by the Administrative Agent to be in each case final and binding on the Borrower for all purposes of this Agreement; PROVIDED, HOWEVER, that the percentage which shall be so used by the Administrative

Agent for the marketable Securities of each of Global Telesystems Group, Inc. and GrandVision shall, as determined by the Administrative Agent on or as of the date hereof, be and remain fifty percent (50%).

      ENCUMBRANCES. See SECTION 6.3.

      ENFORCEMENT ACTION. Shall have the meaning specified for the term "Enforcement Action" in the Intercreditor Agreement.

      EQUITY INTERESTS. (a) In the case of any corporation, any corporate capital stock of any class or series, (b) in the case of any association or business entity, any shares, interests, participations, rights or other equivalents (howsoever designated) of corporate capital stock, (c) in the case of any partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any warrants, options or other rights to purchase or otherwise acquire any capital stock, shares or interests of the kind described in CLAUSE (a), (b) or (c) of this definition.

      ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

      ENVIRONMENTAL LAWS. Any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

      EURODOLLAR LOAN. Any Loan bearing interest at a rate determined with reference to the Adjusted Eurodollar Rate.

      EVENT OF DEFAULT. Any event described in SECTION 7.1.

      EXCHANGE ACT. The Federal Securities Exchange Act of 1934, amended (or any successor statute), and the rules and regulations promulgated thereunder, all as from time to time in effect.

      FACILITY FEES. See SECTION 2.3(a).

                                      -13


      FAIR MARKET VALUE. With respect to any Securities or other property, the price which could be negotiated in an arm's length free market transaction between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

      FEDERAL FUNDS EFFECTIVE RATE. For any day, a fluctuating interest rate PER ANNUM equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

      FINAL MATURITY DATE. January 25, 2002.

      FISCAL YEAR. The twelve-month fiscal period of the Borrower commencing at or around November 1 of each calendar year and expiring at or around October 31 of the next succeeding calendar year. Subsequent changes to the fiscal year of the Borrower shall not change the term "FISCAL YEAR" unless the Administrative Agent shall consent to such change in writing, which consent shall not be unreasonably withheld.

      FOREIGN NON-RECOURSE DEBT. As applied to any Foreign Subsidiary at any particular time, all or any portion of the Borrowed Funds Indebtedness of such Foreign Subsidiary at such time (a) as to which none of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) (i) provides any credit support of any kind (including any undertaking, agreement or instrument that would constitute a Guaranty), (ii) is directly or indirectly obligated or liable (as a guarantor under a Guaranty or otherwise), or (iii) constitutes the lender or obligor thereof; (b) with respect to which none of the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries) has granted any security interests, liens or other encumbrances to secure the payment or performance of all or any part thereof; and (c) no default with respect to which (including any rights that the holders thereof may have to take any Enforcement Action against any Foreign Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Borrowed Funds Indebtedness (other than the Loans and the Obligations) of the Borrower or of any of its Subsidiaries (other than Foreign Subsidiaries) to declare a default on such other Borrowed Funds Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

      FOREIGN SUBSIDIARIES. At any time of reference, collectively, (a) General Cinema International, Inc., and (b) each of the direct or indirect

Subsidiaries of the Borrower that is organized or incorporated at such time under the laws of any jurisdiction other than any State of the United States or the District of Columbia. For purposes of this Agreement and the other Loan Documents, none of GCCI or any of its direct or indirect Subsidiaries shall at any time be or be deemed to be a "FOREIGN SUBSIDIARY".

      FOREIGN THEATRE INVESTMENTS. At any time of reference, Investments of the Borrower or of any of its Subsidiaries (other than any Foreign Subsidiaries) in any Person (other than any Foreign Subsidiary) (a) that is organized or incorporated at such time under the laws of any jurisdiction other than any State of the United States or the District of Columbia, and (b) that is primarily engaged at such time in the business of motion picture exhibition or managing the motion picture exhibition or concession business of any other Person or Persons.

      GAAP. Generally accepted accounting principles as defined by the United States Financial Accounting Standards Board as in effect from time to time, applied on a basis consistent (except for changes concurred with by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders; PROVIDED, HOWEVER, that, if the Borrower notifies the Administrative Agent that it wishes to amend any of the covenants in any of SECTIONS 5.7 through 5.10 to eliminate or otherwise to modify the effect of any changes in generally accepted accounting principles on the operation of such covenants (or, if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend any of the covenants in any of SECTIONS 5.7 through 5.10 for such purpose), then the Borrower's compliance with any of such covenants shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant changes in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenants are amended in a manner mutually satisfactory to the Borrower and the Required Lenders.

      GCCI. GCC Investments, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Borrower.

      GUARANTIES. As applied to any Person, all guaranties, endorsements or other contingent or surety obligations or liabilities of such Person with respect to any obligations or liabilities of any other Person or Persons, whether or not reflected on the balance sheet of such first Person, including, without limitation, any obligations of such first Person to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreements to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into any contract for any of the foregoing, for the purpose of payment of any obligations of any other Person or entity.

      GUARANTOR SUBSIDIARIES and GUARANTORS. Shall mean, collectively, the Subsidiaries of the Borrower from time to time party to the Subsidiary Guaranty Agreement as "Guarantors" thereunder. The Subsidiaries of the Borrower party or to become party to the Subsidiary Guaranty Agreement on and as of the date hereof as "Guarantors" thereunder are identified as "GUARANTOR SUBSIDIARIES" in
SCHEDULE 4.10.

      HARCOURT GENERAL. Harcourt General, Inc., a Delaware corporation.

      HARCOURT GENERAL DOCUMENTS. See SECTION 6.11.

      INTERCREDITOR AGREEMENT. The Intercreditor Agreement, dated as of January 26, 1999, among the Administrative Agent, Harcourt General and the Borrower, as the same may be supplemented, modified or amended from time to time.

      INTEREST PERIOD. (a) With respect to each Eurodollar Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Conversion, and (b) with respect to each Base Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Base Rate Loan and ending thirty
(30) days thereafter; PROVIDED, HOWEVER, that:

            (i) any Interest Period (other than an Interest Period determined pursuant to CLAUSE (iii)) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to CLAUSE (iii), end on the last Business Day of a calendar month;

            (iii) any Interest Period that would otherwise end after the Final Maturity Date shall end on the Final Maturity Date; and

            (iv) notwithstanding CLAUSE (iii), no Interest Period applicable to a Eurodollar Loan shall have a duration of less than one (1) month, and if any Interest Period applicable to any such Eurodollar Loan would be for a shorter period, then such Interest Period shall not be available hereunder.

      INVESTMENT. As applied to any Person, the purchase or acquisition of any shares of capital stock, partnership interests, membership interests or other Equity Interests, evidences of indebtedness or other Securities of any other Person or entity, any loans, advances or other extensions of credit to, or contributions to the capital of, any other Person or entity, any real estate held for investment, any commodities futures contracts held other than in connection with BONA FIDE hedging transactions, any other investment in any other Person or entity, and the making of any commitment or acquisition of any option to make any Investment.

      LENDER and LENDERS. See PREAMBLE.

      LEVERAGE RATIO. As at the last day of each fiscal quarter of the Borrower, the ratio of (a) the Adjusted Total Debt as at such date, to (b) the Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for the Reference Period ending on such date.

      LOAN. Any loan made or to be made to the Borrower by the Lenders pursuant to ARTICLE II of this Agreement; and "LOANS" means, collectively, all of such loans. Whenever the context so requires, the term "LOAN" shall also mean, in relation to any particular Lender, such Lender's Commitment Percentage or share of any Loan made or to be made to the Borrower by the Lenders pursuant to
ARTICLE II of this Agreement.

      LOAN DOCUMENTS. This Agreement, the Notes, the Subsidiary Guaranty Agreement, the Intercreditor Agreement and any other present or future agreement from time to time entered into between the Borrower and/or any Subsidiary of the Borrower and one or more of the Lenders or the Agents relating to this Agreement or any of the other Loan Documents, each as from time to time supplemented, modified or amended, and the Compliance Certificates and all other written statements, reports and certificates delivered by the Borrower and/or by any such Subsidiary to any of the Lenders or the Agents in connection with this Agreement or any of the other Loan Documents.

      MATERIAL SUBSIDIARY. See SECTION 5.11(a).

      MAXIMUM CREDIT. $50,000,000 or any lesser amount, including zero, resulting from a reduction of such amount in accordance with SECTION 2.4.

      MAXIMUM PERMITTED LEVEL. See SECTION 6.8(c).

      MINIMUM GUARANTY CONDITIONS. See SECTION 5.11(a).

      NET AVAILABLE AMOUNT. As at any date of determination, the lesser of (a) fifty percent (50%) of the Cumulative Excess Theatre Cash Flow as at such date of determination, or (b) the amount determined by subtracting (i) from the Cumulative Excess Theatre Cash Flow as at such date of determination, (ii) the sum of (A) the aggregate amount of all Distributions made prior to such date of determination pursuant to SECTION 6.7 in excess of the Section 6.7 Base Amount, PLUS (B) the aggregate amount of all Permitted Non-Theatre Investments made prior to such date of determination pursuant to SECTION 6.8(c) in excess of the
Section 6.8(c) Base Amount, PLUS (C) the aggregate amount of all Investments in Foreign Subsidiaries made prior to such date of determination pursuant to
SECTION 6.8(d) in excess of the Section 6.8(d) Base Amount.

      NET CASH PROCEEDS. With respect to any sale or transfer of any Investment or other property by any Person, the cash portion of the Net Proceeds from such sale or transfer, including, without limitation, all such cash paid from time to time under any instruments evidencing or securing any obligations to pay all or any part of the purchase price or other consideration payable in connection with such sale or transfer.

      NET PROCEEDS. With respect to any sale or transfer of any Investment or other property by any Person, all cash and other property (including, without limitation, instruments evidencing or securing indebtedness and Equity Interests or other Securities) payable to or receivable by such Person from such sale or transfer, net of (a) all income, sales, use, transfer or other taxes (state, federal or local) solely attributable to such sale or transfer and reasonably estimated to be payable in cash by such Person for the taxable year in which such sale or transfer occurred, (b) all sales or other similar commissions and fees, costs and other expenses incurred in connection with such sale or transfer, and (c) appropriate amounts to be provided by such Person as a reserve, in accordance with GAAP, against any liabilities associated with such Investment or property and retained by such Person after such sale or transfer, or against any indemnification obligations associated with the sale or transfer of such Investment or other property.

      NET WORTH COMPLIANCE LEVEL. See SECTION 5.7.

      NON-MATERIAL SUBSIDIARY. See SECTION 5.11(a).

      NOTES. The promissory notes of the Borrower, substantially in the form of EXHIBIT A, evidencing the obligations of the Borrower to each Lender to repay all of the Loans made by such Lender.

      NOTICE OF BORROWING OR CONVERSION. See SECTION 2.2(a).

      OBLIGATIONS. Any and all obligations and other liabilities of the Borrower or of any of its Subsidiaries to the Lenders or the Agents of every kind and description, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or unmatured, primary or secondary, secured or unsecured, due or to become due, now existing or hereafter created, incurred or arising, and including all obligations to perform acts and refrain from taking action, as well as all obligations to pay money, under or with respect to (a) any and all Loans or other extensions of credit made or to be made by any of the Creditor Parties under any of the Loan Documents, (b) this Agreement or any of the other Loan Documents, (c) any other agreements or instruments pursuant to which any Borrowed Funds Indebtedness to the Creditor Parties or any of them under this Agreement or any of the other Loan Documents shall be deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and without limitation as to parties, interest rates or other provisions, and (d) each of the other instruments executed in connection with or otherwise evidencing, governing, guarantying or securing any Borrowed Funds Indebtedness under any agreements or instruments referred to in CLAUSE (b), CLAUSE (c) or CLAUSE (d) of this definition; in each case (with respect to any agreements or instruments referred to in CLAUSE (b), CLAUSE (c) or CLAUSE (d)), as modified, amended or supplemented from time to time.

      PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      PERMITTED ENCUMBRANCES. See SECTION 6.3.

      PERMITTED NON-THEATRE INVESTMENTS. Collectively, (a) Investments by GCCI or by any of the direct or indirect Subsidiaries of GCCI, and (b) Investments by the Borrower in GCCI or in any of the direct or indirect Subsidiaries of GCCI.

      PERSON. Any present or future natural person or any corporation, association, partnership, limited partnership, joint venture, limited liability company, company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

      PLAN. At any time, an employee pension or other benefit plan that is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, or (b) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has, within the preceding five Plan years, made contributions.

      PLEDGED COLLATERAL. Has the meaning specified for the term "Pledged Collateral" in the Intercreditor Agreement.

      QUALIFIED INVESTMENTS. As applied to any Person: (a) investments in notes, bonds or other obligations of the United States of America or any agency or instrumentality thereof that, as to principal and interest, constitute direct obligations of or are guaranteed by the United States of America or any agency or instrumentality thereof; (b) investments in municipal obligations, municipal auction preferred stock and asset backed securities; PROVIDED, HOWEVER, that any such instrument shall be rated, at the time of investment, a minimum rating of AAA by Standard & Poor's Corporation ("S&P") or AAA by Moody's Investors Service, Inc. ("MOODY'S") or the equivalent short-term municipal ratings of SP1+ by S&P or MIGI by Moody's; (c) investments in certificates of deposit, time deposits, money market funds or bankers' acceptances issued by any United States commercial bank (or branch thereof) or issued by any foreign bank (or branch thereof) or a bank holding company having at the time of investment capital and surplus of at least $100,000,000; PROVIDED, HOWEVER, that any such banking instruments shall be rated, at the time of investment, a Thomson Bank Watch rating of B/C or better; (d) investments in commercial paper issued by any corporation and rated at the time of investment a minimum rating of A1 or better by S&P or P1 or better by Moody's and, in either case, maturing within 270 days after the date of the acquisition thereof; and (e) investments in auction rate preferred stock and fixed rate or adjustable rate bonds or notes; PROVIDED, HOWEVER, that any such instrument shall be rated, at the time of investment, a minimum rating of A- by S&P and/or A3 by Moody's.

      REFERENCE PERIOD. Each period of four (4) consecutive fiscal quarters of the Borrower.

      REFUNDING BORROWING. Any Loan which, after application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of all Loans made by the Lenders.

      REIMBURSEMENT AGREEMENT. The Amended and Restated Reimbursement and Security Agreement, dated as of January 26, 1999, between the Borrower and Harcourt General, as the same may be supplemented, modified or amended from time to time.

      REQUIRED LENDERS. At any time of reference, the Lenders that have made in the aggregate at least sixty-six and two-thirds percent (66-2/3%) of the total unpaid principal amount of all Loans outstanding at such time, or, if no Loans are outstanding at such time, the Lenders holding in the aggregate at least sixty-six and two-thirds percent (66-2/3%) of the total of all Commitment Amounts in effect at such time.

      REVOLVING CREDIT PERIOD. The period beginning on the date of this Agreement and extending through and including the Commitment Termination Date or such earlier date on which all of the Commitments of the Lenders to make Loans shall be terminated in full or the Maximum Credit shall be reduced to zero, all in accordance with the terms hereof.

      SECURITIES. Any Equity Interests, bonds, debentures, notes or other evidences of indebtedness for borrowed money, whether secured or unsecured, and whether convertible, subordinated or otherwise, or, in general, any instruments commonly known as "securities".

      SIGNIFICANT SUBSIDIARY. As at any date of determination, any Subsidiary or group of Subsidiaries of the Borrower, that singly or in the aggregate, as the case may be, accounted for ten percent (10%) or more of the Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for the Reference Period ending on or immediately prior to such date of determination.

      SMITH FAMILY GROUP. Collectively, the group of Persons originally party to the Smith/Lurie/Marks Stockholders Agreement pertaining to the Equity Interests of the Borrower (whether or not such agreement is terminated), and includes the progeny of each such Person.

      SUBORDINATED DEBT. Unsecured Borrowed Funds Indebtedness of the Borrower which is subordinated and made junior in right of payment to all of the Obligations on terms and conditions approved in writing by the Administrative Agent and by the Required Lenders.

      SUBSIDIARY. Any Person of which the Borrower (or other specified Person) shall at any time, whether directly or indirectly through one or more of its Subsidiaries, (a) own more than fifty percent (50%) of the outstanding Equity Interests of such Person entitled to vote generally, or (b) hold more than fifty percent (50%) of all of the outstanding Equity Interests of such

Person; PROVIDED, HOWEVER, that notwithstanding the foregoing, none of Cinema Ventures, Sundance or any of their direct or indirect Subsidiaries shall constitute or otherwise be treated as a Subsidiary of the Borrower or of any of its other Subsidiaries for any purposes or under any provisions of this Agreement EXCEPT (i) as and to the extent otherwise required by GAAP, SECTIONS 5.1(a) and (b), and (ii) SECTIONS 5.1(h) and (i).

      SUBSIDIARY GUARANTY AGREEMENT. The Subsidiary Guaranty Agreement, substantially in the form of EXHIBIT D hereto, to be executed and delivered to the Administrative Agent by the Subsidiaries of the Borrower identified as "GUARANTOR SUBSIDIARIES" in SCHEDULE 4.10, as the same may be supplemented, modified or amended from time to time.

      SUNDANCE. Sundance Cinema Circuit, LLC, a limited liability company organized under the laws of the State of Delaware.

      THEATRE SUBSIDIARY. At any time of reference, any of the direct or indirect Subsidiaries of the Borrower (a) that is primarily engaged in the business of motion picture exhibition or managing the motion picture exhibition or concession business of any other Person or Persons, and (b) that is organized or incorporated at such time under the laws of any State of the United States or the District of Columbia. For purposes of this Agreement and the other Loan Documents, none of GCCI or any of its direct or indirect Subsidiaries, and none of the Foreign Subsidiaries or any of their direct or indirect Subsidiaries, shall at any time be or be deemed to be "THEATRE SUBSIDIARIES".

      1.2. ACCOUNTING TERMS. Except as and to the extent otherwise expressly provided by the provisions contained in the definition of the term "GAAP", all terms of an accounting character shall have the meanings assigned thereto by GAAP applied on a basis consistent (except for changes concurred with by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders.

                                  ARTICLE II

                            DESCRIPTION OF CREDIT

      2.1.  THE LOANS.

            (a) Subject to the terms and conditions hereof, each Lender severally agrees to participate, in accordance with its Commitment Percentage, in making Loans to the Borrower from time to time until the termination of the Commitments on the Commitment Termination

      Date in such sums as the Borrower may from time to time request; PROVIDED, HOWEVER, that the aggregate principal amount of all Loans at any one time outstanding hereunder shall not exceed (i) as to each Lender, the amount of such Lender's Commitment Amount, and (ii) as to all of the Lenders, the Maximum Credit. The Borrower may borrow, repay pursuant to SECTION 2.11 and reborrow, from the date of this Agreement until the Commitment Termination Date, the full amount of the Maximum Credit or any lesser sum that is at least $1,000,000 and an integral multiple of $100,000. Any Loans not repaid prior to the Final Maturity Date shall in any event become and be absolutely due and payable on the Final Maturity Date.

            (b) Each of the Commitments shall terminate in full on the Commitment Termination Date in accordance with the applicable terms hereof. Each of the parties hereto acknowledges and agrees that, as expressly provided and acquired by SECTION 2(a) of the Intercreditor Agreement, each of the Commitments shall terminate in full on the date in which any sums shall first be paid to any of the Creditor Parties by Harcourt General or by any of the other Reimbursement Creditors (as defined in the Intercreditor Agreement) pursuant to the terms of the Intercreditor Agreement.

            (c) Provided that no Default shall be continuing, the Borrower may convert all or any part (in a minimum amount of $1,000,000 and in integral multiples of $100,000) of any outstanding Loan into a Loan of any other type provided for in this Agreement in the same aggregate principal amount. Any such conversion shall be on any Business Day (which, in the case of a conversion of a Eurodollar Loan, shall be the last day of the Interest Period applicable to such Eurodollar Loan). The Borrower shall give the Administrative Agent prior written notice of each such conversion (which notice shall be effective upon receipt) in accordance with SECTION 2.2.

      2.2.  NOTICE AND MANNER OF BORROWING OR CONVERSION OF LOANS.

            (a) Whenever the Borrower desires to obtain or continue a Loan hereunder or to convert an outstanding Loan into a Loan of another type provided for in this Agreement, the Borrower shall notify the Administrative Agent in writing (which notice shall be irrevocable), by hand delivery or facsimile transmission, received no later than (i) 11:00 a.m., Boston time, on the date on which the requested Loan is to be made or continued as or converted to a Base Rate Loan, and (ii) 11:00 a.m., Boston time, on the date three (3) Business Days before the day on which the requested Loan is to be made or continued as or converted to a Eurodollar Loan. Each such notice (a "NOTICE OF BORROWING OR CONVERSION") shall specify the effective date and amount of each Loan or portion thereof to be continued or converted, subject to the limitations set forth in SECTION 2.1, the interest rate option to be applicable thereto, and the duration of the applicable Interest Period, if any (subject to the provisions of the definition of the term "INTEREST PERIOD" and the provisions of SECTION 2.6) and shall be substantially in the form of EXHIBIT B. The Administrative Agent shall give the Lenders notice of each Notice of Borrowing or Conversion in accordance with the Administrative Agent's customary practices. The Borrower agrees to indemnify and hold the Administrative Agent and the Lenders harmless for any action, including the making of any Loan hereunder, or loss or expense, taken or incurred by the Administrative Agent or the Lenders in good faith reliance upon any such request.

            (b) Subject to the terms and conditions of this Agreement, each Lender shall make available, not later than 12:00 noon, Boston time, on the date on which any requested Loan is to be made, at the offices of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110 in immediately available funds, such Lender's Commitment Percentage of each Loan. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in ARTICLE III, the Administrative Agent will credit such funds to the Borrower's demand deposit account with the Administrative Agent.

            (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Loan that such Lender will not make available to the Administrative Agent such Lender's Commitment Percentage of such Loan, the Administrative Agent may assume that such Lender has made such funds available to the Administrative Agent on the date of such Loan in accordance with and as provided in this SECTION 2.2, and the Administrative Agent may, in reliance upon such assumption, (but shall have no obligation to) make available on such date a corresponding amount to the Borrower. If and to the extent that any Lender shall not have made its Commitment Percentage of any Loan available to the Administrative Agent and the Administrative Agent shall have made available a corresponding amount to the Borrower, such Lender agrees to pay to the Administrative Agent forthwith on demand (a copy of which demand shall be simultaneously given to the Borrower), and the Borrower agrees to repay to the Administrative Agent within four (4) Business Days after demand has been made to such Lender and such Lender has failed to make such payment, an amount equal to such corresponding amount together with interest thereon for each day from the date the Administrative Agent shall have made such amount available to the Borrower until the date such amount is paid or repaid to the Administrative Agent, at an interest rate equal to the Federal Funds Effective Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Commitment Percentage of such Loan for purposes of this Agreement. If the Borrower makes a repayment required by the foregoing provisions of this SECTION 2.2(c) and, thereafter, the applicable Lender or Lenders make the payments to the Administrative Agent required by this SECTION 2.2(c), the Administrative Agent shall promptly refund the amount of the Borrower's payment.

            (d) The failure of any Lender to make available its Commitment Percentage of any Loan shall not relieve any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan on the date of such Loan, but no Lender shall be responsible for the failure of any other Lender to make available its Commitment Percentage of any Loan to be made available by such other Lender.

      2.3.  FEES.

            (a) The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, during the Revolving Credit Period, facility fees (the "FACILITY FEES") computed at a rate PER ANNUM equal to the Applicable Percentage for Facility Fees in effect from time to time on the average daily amount of the Maximum Credit during each fiscal quarter of the Borrower or portion thereof. Facility Fees shall be payable quarter-annually in arrears, on the last day of March, June, September and December of each year, beginning March 31, 1999, and on the last day of the Revolving Credit Period.

            (b) The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, a non-refundable closing fee in the amount previously agreed by the Borrower with the Agents, which fee shall be payable by the Borrower and deemed earned in full on the date of this Agreement.

            (c) The Borrower shall pay to the Administrative Agent, for its own account, a non-refundable arrangement fee in the amount previously agreed by the Borrower with the Administrative Agent, which arrangement fee shall be payable by the Borrower and deemed earned in full on the date of this Agreement. The Borrower shall pay to the Administrative Agent annually, for its own account, an Administrative Agent's fee in the amount PER ANNUM previously agreed by the Borrower with the Administrative Agent, which fee shall be payable by the Borrower and deemed earned in full on the date of this Agreement and on each anniversary of the date of this Agreement.

      2.4. REDUCTION OF MAXIMUM CREDIT. The Borrower may from time to time, by written notice delivered to the Administrative Agent at least three (3) Business Days prior to the date of the requested reduction, reduce permanently by integral multiples of $1,000,000 any unborrowed portion of the Maximum Credit. No reduction of the Maximum Credit shall be subject to reinstatement.

      2.5.  THE NOTES.

            (a) The Loans made available by each Lender shall be evidenced by a Note payable to the order of such Lender. Each Note shall be in the original principal amount of the applicable Lender's Commitment Percentage of the Maximum Credit, shall be dated on or before the date of the first Loan, and shall be stated to mature on the Final Maturity Date.

            (b) Each Lender shall, and is hereby irrevocably authorized by the Borrower to, enter on the schedule forming a part of its Note or otherwise in its records appropriate notations evidencing the date and the amount of the portion of each Loan made available by such Lender and the date and amount of each payment of principal made by the Borrower with respect thereto, and, in the absence of clearly demonstrable error, such notations shall constitute conclusive evidence thereof. Each Lender is hereby irrevocably authorized by the Borrower to attach to and make a part of its Note a continuation of any such schedule as and when required. No failure on the part of a Lender to make any notation as provided in this PARAGRAPH
      (b) shall in any way affect any Loan or the rights or obligations of the Lender or the Borrower with respect thereto.

      2.6.  DURATION OF INTEREST PERIODS.

            (a) Subject to the provisions of the definition of the term "INTEREST PERIOD", the duration of each Interest Period applicable to a Loan shall be as specified in the applicable Notice of Borrowing or Conversion. The Borrower shall have the option to elect a subsequent Interest Period to be applicable to such Loan by delivering to the Administrative Agent a Notice of Borrowing or Conversion evidencing such election received no later than 11:00 a.m., Boston time, on the date one (1) Business Day before the end of the then applicable Interest Period if such Loan is to be continued as or converted to a Base Rate Loan and three (3) Business Days before the end of the then applicable Interest Period if such Loan is to be continued as or converted to a Eurodollar Loan.

            (b) If the Administrative Agent does not receive a notice of election of duration of an Interest Period for a Eurodollar Loan pursuant to PARAGRAPH (a) above within the applicable time limits specified therein, or if, when such notice must be given, an Event of Default shall be continuing, the Borrower shall be deemed to have elected to convert such Loan in whole into a Base Rate Loan on the last day of the then current Interest Period with respect thereto.

            (c) Notwithstanding the foregoing, the Borrower may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Final Maturity Date.

            (d) Notwithstanding anything to the contrary herein, the Borrower shall not have more than six (6) Eurodollar Loans with different Interest Periods outstanding at any given time.

      2.7.  INTEREST RATES AND PAYMENTS OF INTEREST.

            (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate in effect from time to time, which rate shall change contemporaneously with any change in the Base Rate. Interest accruing on each Base Rate Loan shall be payable quarter-annually in arrears, on the last day of March, June, September and December of each year, beginning March 31, 1999, and when such Loan is due (whether at maturity, by reason of acceleration or otherwise).

            (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Adjusted Eurodollar Rate, PLUS the Applicable Percentage for Eurodollar Loans in effect from time to time. Such interest shall be payable for such Interest Period on the last day thereof and when such Eurodollar Loan is due (whether at maturity, by reason of acceleration or otherwise), and, if such Interest Period is longer than three (3) months, at intervals of three (3) months after the first day thereof.

      2.8. DEFAULT RATE OF INTEREST. During the continuation of any Event of Default of the type specified in CLAUSE (a), (h) or (i) of SECTION 7.1, the entire unpaid principal balance of the Loans and, to the extent permitted by applicable law, overdue interest, overdue fees and all other overdue amounts payable under this Agreement, the Notes or any other Loan Documents shall bear interest, compounded monthly and payable on demand, at a rate PER ANNUM equal to two percent (2%) in excess of the rate otherwise payable under SECTION 2.7.

      2.9.  CHANGED CIRCUMSTANCES.

            (a)   In the event that:

                  (i) on any date on which the Adjusted Eurodollar Rate would otherwise be set, the Administrative Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Interbank Offered Rate; or

                  (ii) at any time the Required Lenders shall have determined in good faith (which determination shall be final and conclusive) that

                        (A) the making or continuation of or conversion of any
            Loan to a Eurodollar Loan has been made impracticable or unlawful by
            (1) the occurrence of a contingency that materially and adversely affects the Interbank Eurodollar market, or (2) compliance by the Administrative Agent or any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                        (B) the Adjusted Eurodollar Rate shall no longer
            represent the effective cost to the Administrative Agent or any Lender for U.S. dollar deposits in the Interbank Eurodollar market for deposits in which it regularly participates;

      then, and in such event, the Administrative Agent shall forthwith so notify the Borrower thereof. Until the Administrative Agent notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders and the Administrative Agent to allow selection by the Borrower of Eurodollar Loans shall be suspended. If, at the time the Administrative Agent so notifies the Borrower, the Borrower has previously given the Administrative Agent a Notice of Borrowing or Conversion with respect to one or more Eurodollar Loans, but such Eurodollar Loans have not yet gone into effect, then such notification shall automatically be deemed to be a Notice of Borrowing or Conversion (as the case may be) with respect to a Base Rate Loan, unless the Administrative Agent is instructed otherwise by the Borrower's giving of a substitute Notice of Borrowing or Conversion pursuant to SECTION 2.2.

            Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the Borrower shall prepay all outstanding Eurodollar Loans together with interest thereon and may borrow a Base Rate Loan in accordance with SECTION 2.1 by giving a Notice of Borrowing or Conversion pursuant to SECTION 2.2.

            (b) In case any change in law, regulation, treaty or official directive or in the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                  (i) subjects any Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the net income of any Lender imposed by the United States of America or any State or other political subdivisions thereof); or

                  (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, any Lender (other than such requirements as are already included in the determination of Adjusted Eurodollar Rate); or

                  (iii) imposes upon any Lender any other condition with respect to its performance under this Agreement or the other Loan Documents;

      and the result of any of the foregoing is to increase the cost to such Lender, reduce the income receivable by such Lender or impose any expense upon such Lender with respect to its Commitment or any of the Loans, such Lender shall notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Lender of a written statement in the amount and setting forth such Lender's calculation thereof, which statement shall be deemed true and correct absent clearly demonstrable error.

      2.10. REPLACEMENT OF LENDERS. In the event that any Lender refuses to agree to a proposed amendment, modification, waiver or other action that is consented to by the Required Lenders, then, so long as no Event of Default shall then be continuing, the Borrower shall have the right to substitute for any such Lender a replacement lender or lenders (which may be one or more of the Lenders) reasonably satisfactory to the Administrative Agent.

      2.11. PAYMENTS AND PREPAYMENTS OF LOANS. Base Rate Loans may be prepaid at any time, without premium or penalty, upon one (1) Business Day's notice. Subject to the provisions of SECTION 2.13 hereof, Eurodollar Loans may be prepaid upon three (3) Business Day's notice. Any interest accrued on the amounts so prepaid to the date of such payment shall become and be due and payable by the Borrower at the time of any such payment. Except as set forth in
SECTION 2.4 hereof, no prepayment of the Loans during the Revolving Credit Period shall affect the Maximum Credit or Commitment Amounts or impair the Borrower's right to borrow as set forth in SECTION 2.1.

      2.12. METHOD OF PAYMENT. All payments and prepayments of principal and all payments of interest shall be made by the Borrower to the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110 in immediately available funds, on or before 12:00 noon, Boston time, on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. The Administrative Agent may, and the Borrower hereby authorizes the Administrative Agent to, debit the amount of any payment not made by such time to the demand deposit account of the Borrower with the Administrative Agent. The Administrative Agent will, promptly after its receipt of payments by the Borrower, distribute like funds to the Lenders for the account of their respective Loans, ratably in proportion to the Lenders' respective Commitment Percentages.

      2.13. PAYMENTS NOT AT END OF INTEREST PERIOD. If the Borrower for any reason (other than pursuant to SECTION 2.9) makes any payment of principal with respect to any Eurodollar Loan on any day other than the last day of an Interest Period applicable to such Eurodollar Loan, or fails to borrow or continue or convert to a Eurodollar Loan after giving a Notice of Borrowing or Conversion pursuant to SECTION 2.2, or if any Eurodollar Loan is accelerated pursuant to SECTION 7.2, the Borrower shall pay to each Lender an amount computed by such Lender to compensate such Lender for losses incurred in connection with such event, which losses shall include (without limitation) any losses incurred in obtaining, liquidating or re-employing deposits from third parties, but excluding loss of margin for the period after such payment or failure to borrow or prepay. The Borrower shall pay such amount upon presentation by the Administrative Agent of a written statement setting forth the amount and the Administrative Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent clearly demonstrable error.

      2.14. COMPUTATION OF INTEREST AND FEES. All interest and fees payable hereunder shall be computed on the basis of a 360-day year for the actual number of days elapsed. If the due date of any payment of principal, interest or other sum is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day, then such payment may be made on the next succeeding Business Day (subject to CLAUSE (i) of the definition of the term "INTEREST PERIOD"), and such extension shall be included in computing interest in connection with such payment. The rate of interest payable with respect to Base Rate Loans shall vary from time to time as the Base Rate varies, and any change in the rate of interest shall become effective on the effective date of a change in the Base Rate.

      2.15. USE OF PROCEEDS. The Borrower shall utilize the proceeds of the Loans for working capital and other general corporate purposes and also for other business purposes that are not otherwise prohibited by the terms of this Agreement.

      2.16. CAPITAL REQUIREMENTS. If after the date hereof any Lender determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's commitment to make Loans hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender shall notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction of the return on capital as and when such reduction is determined, upon presentation by the Lender of a written statement in the amount and setting forth the Lender's calculation thereof, which statement shall be deemed true and correct absent clearly demonstrable error. In determining such amount, the Lenders may use any reasonable averaging and attribution methods.

                                 ARTICLE III

                             CONDITIONS OF LOANS

      3.1. CONDITIONS PRECEDENT TO INITIAL LOAN. The obligation of each Lender to make available its Commitment Percentage of the initial Loan to be made to the Borrower hereunder is subject to the condition precedent that the Administrative Agent and the Lenders shall have received, in form and substance reasonably satisfactory to each of the Administrative Agent, the Lenders and their counsel, the following:

            (a) this Agreement and the Notes, duly executed and delivered by the Borrower;

            (b) certificates of the Secretary or an Assistant Secretary of the Borrower with respect to resolutions of the Borrower's Board of Directors authorizing the execution and delivery of this Agreement, the Notes, the Intercreditor Agreement and the other Loan Documents to which the Borrower is or is to become a party (all as contemplated hereby), and identifying the officers of the Borrower authorized to execute, deliver and take all other actions required under this Agreement or under any of the other Loan Documents to which the Borrower is or is to become a party, and attesting to the signatures of such officers;

            (c) the Certificate of Incorporation of the Borrower and all amendments and supplements thereto, filed in the office of the Secretary of State of the State of Delaware, each certified by such Secretary of State as being a true and correct copy thereof;

            (d) the By-Laws of the Borrower and all amendments and supplements thereto, each certified by the Secretary or an Assistant Secretary of the Borrower as being a true and correct copy thereof;

            (e) a certificate of the Secretary of State of the State of Delaware as to the Borrower's legal existence and good standing in such State and listing all documents on file in the office of such Secretary of State with respect to the Borrower;

            (f) the Subsidiary Guaranty Agreement, duly executed and delivered to the Administrative Agent by each Guarantor Subsidiary, substantially in the form of EXHIBIT D;

            (g) an opinion, substantially in the form of EXHIBIT G, addressed to the Administrative Agent and the Lenders from special counsel to the Borrower and the Guarantor Subsidiaries;

            (h) payment by the Borrower of the closing fee referred to in
      SECTION 2.3(b) and the Administrative Agent's fees referred to in SECTION 2.3(c), all as provided by the letter of agreement, dated as of the date hereof, among the Borrower and the Agents;

            (i) payment by the Borrower of all costs and expenses of the Administrative Agent (including fees of the Administrative Agent's special counsel);

            (j) a certificate of the Secretary or Assistant Secretary of Harcourt General certifying that (i) Harcourt General has obtained and is in possession of all capital stock or other certificates or instruments evidencing the Pledged Collateral and all appropriate stock or other powers duly endorsed in blank, and (ii) has taken all other steps necessary or advisable to perfect its security interests in uncertificated Equity Interests constituting a part of the Pledged Collateral;

            (k) the Intercreditor Agreement, duly executed and delivered to the Administrative Agent by Harcourt General and the Borrower;

            (l) copies of the Harcourt General Documents and all amendments and supplements thereto, duly executed and delivered by the Borrower and Harcourt General, each certified by the Secretary or Assistant Secretary of the Borrower as being a true and accurate copy thereof and each to be in form and substance reasonably satisfactory to the Agents;

            (m) an opinion addressed to the Administrative Agent and the Lenders from the General Counsel of Harcourt General, substantially in the form of EXHIBIT H;

            (n) an opinion addressed to the Administrative Agent and the Lenders from Bingham Dana LLP, special counsel to the Administrative Agent, substantially in the form of EXHIBIT I; and

            (o) such other documents, and completion of such other matters, including termination of the Revolving Credit Agreement, dated as of March 24, 1994, among the Borrower, the lenders party thereto, and BankBoston, as agent, and the payment in full by the Borrower of all of its unpaid obligations thereunder, as the Administrative Agent or special counsel for the Administrative Agent or as counsel for any of the Lenders may reasonably deem necessary or appropriate.

      3.2. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of each Lender to make available its Commitment Percentage of each Loan, including the initial Loan, is further subject to the following conditions:

            (a) timely receipt by the Administrative Agent of the Notice of Borrowing or Conversion as provided in SECTION 2.2;

            (b) the representations and warranties of the Borrower contained in
      ARTICLE IV (except that, in the case of a Refunding Borrowing, the representations and warranties set forth in SECTIONS 4.4(b) and 4.6 need not be true if the matter which would make them untrue has theretofore been disclosed in writing by the Borrower to the Administrative Agent) shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion and also on and as of the effective date of the making or conversion of each Loan or Refunding Borrowing as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date), and no Default shall be continuing or shall result from such Loan;

            (c) the resolutions referred to in SECTION 3.1(b) shall remain in full force and effect;

            (d) no Default or First Tier Default (as each of such terms is defined in the Reimbursement Agreement) shall be continuing or shall result from such Loan; and

            (e) no change shall have occurred in any law or regulation or interpretation thereof that would make it illegal for the Lenders to make any Loans hereunder.

      The making or conversion of each Loan or Refunding Borrowing shall be deemed to be a representation and warranty by the Borrower on and as of the effective date of the making or conversion of such Loan or Refunding Borrowing
(i) as to the accuracy of the facts referred to in PARAGRAPH (b) of this SECTION 3.2, and (ii) that each of the conditions precedent described in PARAGRAPHS (b),
(c) and (d) of this SECTION 3.2 has been satisfied..

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Administrative Agent and the Lenders that:

      4.1. EXISTENCE AND POWER. Each of the Borrower and its Subsidiaries is a corporation or (as the case may be) limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority to carry on its business as now being conducted and to own its properties, and is duly qualified and in good standing as a foreign corporation or (as the case may be) foreign limited liability company or foreign partnership in each other jurisdiction in which the failure to be so qualified would materially and adversely affect the conduct of its business or the enforceability of its contractual rights.

      4.2.  AUTHORIZATION.

            (a) The execution, delivery and performance by the Borrower of this Agreement, the Notes, the Intercreditor Agreement and each of the other Loan Documents to which the Borrower is or is to become a party (as all contemplated hereby) and the transactions contemplated hereby or thereby are within the corporate power and authority of the Borrower and have been duly authorized by all necessary corporate action and do not and will not contravene any provision of the charter documents or by-laws of the Borrower, any law, rule or regulation applicable to the Borrower, or any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower, or result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Borrower.

            (b) The execution, delivery and performance of the Subsidiary Guaranty Agreement by each Guarantor Subsidiary will, when such

      Guarantor Subsidiary becomes a party thereto, (i) be within the power and authority of such Guarantor Subsidiary as a corporation, limited liability company or (as the case may be) partnership, (ii) have been duly authorized by all necessary action as a corporation, limited liability company or (as the case may be) partnership, and (iii) will not contravene any provision of the charter documents or by-laws of such Guarantor Subsidiary, any law, rule or regulation applicable to such Guarantor Subsidiary, or any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on such Guarantor Subsidiary, or result in or require the imposition of any Encumbrance on any of the properties, assets or rights of such Guarantor Subsidiary.

      4.3.  VALID OBLIGATIONS.

            (a) This Agreement, the Notes and the Intercreditor Agreement and all of their respective terms and provisions are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

            (b) The Subsidiary Guaranty Agreement and all of the terms and provisions thereof are, or (as the case may be) will, when executed and delivered, be, the legal, valid and binding obligations of each Guarantor Subsidiary party thereto, enforceable against each such Guarantor Subsidiary in accordance with their respective terms.

      4.4.  FINANCIAL INFORMATION, ETC.

            (a) All balance sheets, all statements of operations and of cash flows, and all other financial statements which have been furnished by the Borrower to the Administrative Agent and the Lenders for the purposes of or in connection with this Agreement, including:

                  (i) the audited consolidated balance sheet at October 31, 1997, and the related audited consolidated statements of operations, of shareholders' equity and of cash flows, for the Fiscal Year then ended, of the Borrower and its Subsidiaries accompanied by the notes thereto and the reports thereon of Deloitte & Touche LLP; and

                  (ii) the unaudited consolidated balance sheet at July 31, 1998, and the related unaudited consolidated statements of operations and of cash flows, for the one-month and nine-month period then ended of the Borrower and its Subsidiaries (the financial statements referred to in CLAUSES (i) and (ii) being herein referred to, collectively, as the "HISTORICAL FINANCIALS");

      have been prepared in accordance with GAAP consistently (except as otherwise described therein) applied throughout the periods involved (except that the financial statements referred to in CLAUSE (ii) do not include footnotes) and present fairly (subject to normal year-end adjustments in the case of the financial statements referred to in CLAUSE
      (ii)) the financial condition of the corporations, limited liability companies or (as the case may be) partnerships covered thereby as at the dates thereof and the results of their operations for the periods then ended.

            (b) Since October 31, 1998, there has been no material adverse change in the financial condition, results of operations or business of the Borrower and its Subsidiaries, taken as a whole, which has not been disclosed by the Borrower to the Agents and the Lenders in the financial information pertaining to the Borrower furnished to the Agents and the Lenders prior to the date hereof.

      4.5. CONSENTS OR APPROVALS. The execution, delivery and performance of this Agreement, the Notes, the Subsidiary Guaranty Agreement and the Intercreditor Agreement and the transactions contemplated hereby or thereby do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other Person.

      4.6. LITIGATION. There are no actions, suits or proceedings pending against or, to the knowledge of the Borrower's officers, threatened against or affecting, the Borrower or any of its Subsidiaries in any court or before or by any governmental department, agency or instrumentality, in which there is a reasonable possibility of an adverse decision which would materially and adversely affect the financial condition or business of the Borrower and its Subsidiaries, taken as a whole.

      4.7.  DEFAULTS, ETC.

            (a) No Default is continuing under this Agreement.

            (b) No Default (as that term is defined in the Reimbursement Agreement) is continuing under the Reimbursement Agreement.

            (c) No First Tier Default (as that term is defined in the Reimbursement Agreement) is continuing under the Reimbursement Agreement.

      4.8. TAXES. The Borrower and each of its Subsidiaries have filed all federal, state and other tax returns required to be filed, and all taxes, assessments and other governmental charges due from the Borrower or from any of its Subsidiaries have been fully paid, except where the payment of any such taxes is being contested in good faith by appropriate proceedings. The Borrower and each of its Subsidiaries have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

      4.9. USE OF PROCEEDS. No portion of any Loan is to be used for the "purpose of purchasing or carrying" any "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224, as amended, and, following the application of the proceeds of each Loan, the value of all "margin stock" of the Borrower will not exceed twenty-five (25%) of the value of the total assets of the Borrower.

      4.10. SUBSIDIARIES.

      (a) Each of the Subsidiaries of the Borrower is listed on SCHEDULE 4.10. The Borrower is the owner, free and clear of all liens and other encumbrances, of all of the issued and outstanding Equity Interests in each such Subsidiary, except as otherwise described in SCHEDULE 4.10 and except that the Borrower has pledged the Pledged Collateral to Harcourt General in connection with the Reimbursement Agreement. All of the issued and outstanding Equity Interests in each of such Subsidiaries have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional Equity Interests have been granted, and no options, warrants or other similar rights are outstanding.

      (b) Each of the Guarantor Subsidiaries party or (as the case may be) to become a party to the Subsidiary Guaranty Agreement on or as of the date of the initial Loan hereunder is listed on SCHEDULE 4.10. The Minimum Guaranty Conditions will be satisfied on and as of the date of the initial Loan hereunder.

      4.11. INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

      4.12. COMPLIANCE WITH ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the Controlled Group has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment, or made any amendment to any Plan, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA.

      4.13. ENVIRONMENTAL MATTERS.

            (a) As of the date hereof, to the knowledge of the Borrower's officers, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged violation by the Borrower or by any of its Subsidiaries of any Environmental Law in which there is a reasonable possibility of a determination that could have a material adverse effect on the business, financial condition or results of operations of the Borrower or any Significant Subsidiary.

            (b) The Borrower has reasonably concluded that the costs of compliance with Environmental Laws are unlikely to have a material adverse effect on the business, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole.

      4.14. YEAR 2000 PROBLEM. The Borrower has reviewed the areas within the operations and business of the Borrower and its Subsidiaries which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the Year 2000 Problem and has made related inquiry of material suppliers and vendors of the Borrower and its Subsidiaries. Based on such review and program, the Borrower represents and warrants that, to the best of the Borrower's knowledge, the Year 2000 Problem will not have a materially adverse effect on the business, financial condition or results of operations of the Borrower or any Significant Subsidiary. As used herein, the term "YEAR 2000 PROBLEM" means the possibility that any computer applications or equipment used by the Borrower or by any of its Subsidiaries may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any dates on or after January 1, 2000.

                                  ARTICLE V

                            AFFIRMATIVE COVENANTS

      So long as any of the Lenders have any Commitments to lend hereunder or any of the Loans or other Obligations remain outstanding, the Borrower covenants as follows:

      5.1. FINANCIAL STATEMENTS AND OTHER REPORTING REQUIREMENTS. The Borrower shall furnish to the Administrative Agent and the Lenders:

            (a) As soon as practicable, but in any event within 100 days after the close of each Fiscal Year of the Borrower, (i) a consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of, and related consolidated statements of operations, shareholders' equity and cash flows for, such Fiscal Year, audited and certified by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent (delivery by the Borrower of its Annual Reports on Form 10-K, together with its annual report to shareholders, if incorporated by reference therein, shall be deemed compliance with this provision), and, concurrently with such financial statements, a written statement by such accountants that, in the making of the audit necessary for their report and opinion upon such financial statements, they have obtained no knowledge of any Default or, if in the opinion of such accountants any such Default exists, they shall disclose in such written statement the nature and status thereof, (ii) a listing of all Permitted Non-Theatre Investments made by the Borrower, by GCCI or by any of GCCI's Subsidiaries during such Fiscal Year, and (iii) if requested by the Administrative Agent, consolidating balance sheets of the Borrower and of its Subsidiaries, as of the end of, and related consolidating statements of operations, shareholders' equity and cash flows for, such Fiscal Year, certified by the chief financial officer or the chief accounting officer of the Borrower.

            (b) As soon as practicable, but in any event within 55 days after the close of each of its first three fiscal quarters, a consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of, and related consolidated statements of operations, shareholders' equity and cash flows for, the period then ended, certified by the chief financial officer or chief accounting officer of the Borrower (delivery by the Borrower of its Quarterly Reports on Form 10-Q shall be deemed compliance with this provision).

            (c) Concurrently with each delivery of financial statements pursuant to PARAGRAPH (a) or PARAGRAPH (b) of this Section 5.1, a report, in or in substantially the form of EXHIBIT C, signed on behalf of the Borrower by its chief financial officer or chief accounting officer (each, a "COMPLIANCE CERTIFICATE"), and setting forth or (as the case may be) identifying (i) in reasonable detail the calculations made by the Borrower to determine compliance with each of SECTIONS 5.7 through 5.10, inclusive, and with each of SECTIONS 6.7, 6.8 and 6.9, and the information necessary for the Administrative Agent to determine compliance by the Borrower with each of SECTIONS 5.7 through 5.10, inclusive, and with each of SECTIONS 6.7, 6.8 and 6.9, and (ii) the Cumulative Excess Theatre Cash Flow and the Net Available Amount as of the date of such Compliance Certificate; and also concurrently with each delivery of financial statements pursuant to PARAGRAPH (a) of this SECTION 5.1, a supplemental report, signed on behalf of the Borrower by its chief financial officer or chief accounting officer, and setting forth or (as the case may be) identifying (A) each Material Subsidiary of the Borrower, determined as of the date of such Compliance Certificate in accordance with SECTION 5.11, (B) the statement that, as of the date of such Compliance Certificate, the Minimum Guaranty Conditions have been satisfied, and (C) the statement that there are, except as disclosed in such Compliance Certificate, no other Material Subsidiaries as of the date of such Compliance Certificate.

            (d) Promptly upon completion thereof, and in any event not later than thirty (30) days after the first day of each Fiscal Year of the Borrower, a copy of the annual business plan and budget for such Fiscal Year for the Borrower and its Subsidiaries, including, in each case, budgeted results and cash flows for each fiscal quarter of such Fiscal Year and for such Fiscal Year as a whole, together with an explanation of any differences between the sum of the individual budgets and the consolidated totals.

            (e) Promptly after the same shall become available, copies of all such proxy statements, financial statements and other reports as the Borrower shall send to its stockholders or as the Borrower may file with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions and having jurisdiction over the Borrower or its Subsidiaries.

            (f) If and when the Borrower shall give or shall be required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or shall become aware that any member of the Controlled Group or the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC.

            (g) Immediately upon becoming aware of the existence of any condition or event that constitutes any Default hereunder or any "Default" or "First Tier Default" under the Reimbursement Agreement, written notice thereof specifying the nature and the duration thereof and the action being or proposed to be taken with respect thereto, and, promptly after the receipt thereof by the Borrower, true and complete copies of any written notice of any such "Default" or "First Tier Default" under the Reimbursement Agreement.

            (h) Promptly upon becoming aware of any litigation or of any investigative proceedings by any governmental agency or authority commenced or threatened against the Borrower or against any of its Subsidiaries of which the Borrower has notice, and in which there is a reasonable possibility of an adverse decision which would materially and adversely affect the financial condition, results of operations or business of the Borrower and its Subsidiaries, taken as a whole, written notice thereof and the action being or proposed to be taken with respect thereto.

            (i) From time to time, such other financial data and other information about the Borrower or any of its Subsidiaries as the Administrative Agent may reasonably request.

      5.2. CONDUCT OF BUSINESS. Each of the Borrower and its Subsidiaries shall:

            (a) duly observe and comply in all material respects with all applicable laws and requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including, without limitation, all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business; and

            (b) subject to the provisions of SECTION 6.4, maintain its corporate existence.

      5.3. MAINTENANCE AND INSURANCE. Each of the Borrower and its Subsidiaries shall maintain its properties in satisfactory repair, working order and condition as required for the normal conduct of its business. Each of the Borrower and its Subsidiaries shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts and to the extent customary for companies of like size in similar businesses, it being understood that the Borrower may self-insure against exposures which, in the judgment of its management, are reasonable in relation to its financial position. The Borrower shall furnish to the Administrative Agent upon written request certificates or other evidence reasonably satisfactory to the Administrative Agent of compliance with the foregoing insurance provisions.

      5.4. TAXES. The Borrower shall pay or cause to be paid all lawful taxes, assessments and other governmental charges or levies imposed on or against it or any of its Subsidiaries or its or their income or properties as and when or prior to the time they shall become due; PROVIDED, HOWEVER, that this covenant shall not apply to any tax, assessment or other charge or levy that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP.

      5.5. INSPECTION BY LENDERS. The Borrower shall permit the Administrative Agent, the Lenders and their respective designees, at any reasonable time, and upon reasonable notice (given to a senior financial officer of the Borrower), to
(a) visit and inspect the properties of the Borrower and of each of its Subsidiaries, and (b) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with their appropriate officers, employees and accountants. During any such inspection, the Administrative Agent and the Lenders shall be furnished, from the books, records and files of the Borrower and its Subsidiaries, such financial and other information as the Administrative Agent or any of the Lenders may reasonably request and upon such reasonable conditions relating to the confidentiality of the material and information so supplied as the Borrower might impose. In handling such information, each of the Administrative Agent and the Lenders shall respect the confidential nature of the material and information so supplied and shall take reasonable measures to preserve such confidentiality. It is understood that each of the Administrative Agent and the Lenders may disclose such information (i) to its subsidiaries or affiliates in connection with their present or prospective business relations with the Borrower or any of its Subsidiaries, (ii) to any prospective transferees or purchasers of any interest in the Loans or Commitments, (iii) as required by law, regulation, rule or order, subpoena, judicial order or other similar order, and (iv) as may be required in connection with the examination, audit or similar investigation of the Administrative Agent or any of the Lenders.

      5.6. MAINTENANCE OF BOOKS AND RECORDS. Each of the Borrower and its Subsidiaries shall keep adequate books and records of account, in which true and complete entries shall be made reflecting all of its business and financial transactions, and such entries shall be made in accordance with GAAP.

      5.7. CONSOLIDATED NET WORTH. The Consolidated Net Worth of the Borrower and its Subsidiaries shall, as at the last day of each Reference Period, be equal to or exceed the Net Worth Compliance Level. As used in this SECTION 5.7, the term "NET WORTH COMPLIANCE LEVEL" shall mean the SUM of (a) $135,000,000, PLUS (b) fifty percent (50%) of the Consolidated Net Income of the Borrower and its Subsidiaries for each Fiscal Year of the Borrower ending on or after October 31, 1998 for which the Consolidated Net Income is positive. The Net Worth Compliance Level shall be increased, as contemplated by the foregoing provisions of this SECTION 5.7, as at the date on which the financial statements of the Borrower and its Subsidiaries for each Fiscal Year are delivered to the Administrative Agent pursuant to SECTION 5.1(a), PROVIDED that the Consolidated Net Income for such Fiscal Year is positive. If the Consolidated Net Income for any Fiscal Year is negative, the Net Worth Compliance Level shall not be decreased or otherwise adjusted pursuant to the foregoing provisions of this
SECTION 5.7 as at the end of such Fiscal Year.

      5.8. CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INTEREST Charges. The Consolidated Adjusted EBITDA for each Reference Period ending on or after October 31, 1998 shall equal or exceed 250% of the Consolidated Interest Charges for each such Reference Period.

      5.9. CONSOLIDATED ADJUSTED CASH FLOW TO CONSOLIDATED FIXED Charges. The Consolidated Adjusted Cash Flow for each Reference Period ending on or after October 31, 1998 shall equal or exceed 105% of Consolidated Fixed Charges for each such Reference Period.

      5.10. ADJUSTED TOTAL DEBT TO CONSOLIDATED ADJUSTED EBITDA. The Adjusted Total Debt as of the last day of each Reference Period ending on or after January 31, 1999 shall be less than or equal to 400% of the Consolidated Adjusted EBITDA for the Reference Period then ended.

      5.11. SUBSIDIARY GUARANTIES.

      (a) The Borrower shall cause each of the following conditions ("MINIMUM GUARANTY CONDITIONS") to be satisfied on and as of each date of determination with respect thereto (each, a "TEST DATE"), as provided by PARAGRAPH (b) of this
SECTION 5.11:

            (i) each Theatre Subsidiary of the Borrower that has contributed more than two percent (2%) of the Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for the Reference Period applicable to such Test Date (each, a "MATERIAL SUBSIDIARY") shall, on and as of such Test Date, be a party to and bound by the Subsidiary Guaranty Agreement; and

            (ii) there shall also be party to and bound by the Subsidiary Guaranty Agreement on and as of such Test Date, in addition to each of the Material Subsidiaries, such other Subsidiaries of the Borrower that are not Material Subsidiaries as of such Test Date as shall have been identified and selected by the Borrower (each, a "NON-MATERIAL SUBSIDIARY") so that the Guarantor Subsidiaries party to and bound by the Subsidiary Guaranty Agreement on and as of such Test Date shall together have contributed more than eighty-five percent (85%) of the Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for the Reference Period applicable to such Test Date, all as determined for such Guarantor Subsidiaries and for such applicable Reference Period on a consolidated basis and in accordance with GAAP;

      (b) Compliance by the Borrower with the Minimum Guaranty Conditions shall be determined on or as of each Test Date set forth in the table below and by reference (in each case) to the Consolidated Adjusted EBITDA of each of the Borrower and its Subsidiaries, the Material Subsidiaries and Non-Material Subsidiaries for the Reference Period set forth below opposite such Test Date:

                                                 APPLICABLE REFERENCE
             TEST DATE                                  PERIOD
             ---------                           --------------------

The date of this Agreement                  The Reference  Period ending
                                            October 31, 1998

The date of the Compliance Certificate      The Reference Period ending on the
delivered to the Administrative Agent       last day of such Fiscal Year for any
Fiscal Year ending after October 31,
1998

The date on which any Non-Material          The most recently completed
Subsidiary  is to be  released from the     Reference Period for which
Subsidiary Guaranty Agreement               financial statements have been
                                            delivered to the  Administrative
                                            Agent  pursuant to SECTION 5.1(a) or
                                            5.1(b)

      (c) The Borrower may at any time and from time to time request the Administrative Agent to release any Non-Material Subsidiary from the Subsidiary Guaranty Agreement and all of such Subsidiary's obligations thereunder by giving to the Administrative Agent a written notice identifying the Non-Material Subsidiary and the date by which the release is to be completed and stating that the Minimum Guaranty Conditions will continue to be satisfied after giving effect to such release. The Administrative Agent will, on the date requested by the Borrower, release the Non-Material Subsidiary from the Subsidiary Guaranty Agreement in accordance with the Borrower's request, PROVIDED that, on the date of such release and after giving effect thereto, (i) each of the Minimum Guaranty Conditions shall continue to be satisfied, and (ii) no Defaults shall be continuing. In connection with each such release, the Administrative Agent will execute and deliver to the Borrower such further instruments and take such further action as may reasonably be requested by the Borrower to complete such release.

      5.12. YEAR 2000 COMPLIANCE. The Borrower shall, and shall cause each of its Subsidiaries to, perform all acts necessary to ensure that the Borrower and its Subsidiaries shall become Year 2000 Compliant in a timely manner. Such acts will include, as and to the extent determined by the Borrower on a reasonable basis to be reasonably necessary and appropriate considering the nature of the business and operations conducted by the Borrower and its Subsidiaries, performing a comprehensive review and assessment of all material systems of the Borrower and its Subsidiaries and, if and as reasonably necessary or appropriate, adopting a plan, with itemized budget, if appropriate, for the remediation, monitoring and testing of such systems. As used in this SECTION 5.12, the term "YEAR 2000 COMPLIANT" means, with respect to any Person, that all software, hardware, equipment, or systems utilized by and material to the business, operations or financial condition of such Person will properly perform date sensitive functions before, during and after the year 2000. The Borrower shall, promptly upon the reasonable request of the Administrative Agent or the Required Lenders from time to time, provide to the Administrative Agent and the Lenders such evidence of compliance by the Borrower and its Subsidiaries with the terms of this SECTION 5.12 as the Administrative Agent or the Required Lenders may reasonably require.

      5.13. FURTHER ASSURANCES. At any time and from time to time, the Borrower shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Administrative Agent or the Required Lenders to effect the purposes of this Agreement, the Notes and the other Loan Documents.

                                  ARTICLE VI

                              NEGATIVE COVENANTS

      So long as any of the Lenders have any Commitments to lend hereunder or any of the Loans or other Obligations remain outstanding, the Borrower covenants as follows:

      6.1. BORROWED FUNDS INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Borrowed Funds Indebtedness, EXCEPT the following:

            (a) Borrowed Funds Indebtedness of the Borrower or of any of its Subsidiaries to any of the Creditor Parties or any of their affiliates under this Agreement or any of the other Loan Documents.

            (b) Borrowed Funds Indebtedness of the Borrower or of any of its Subsidiaries existing on or as of the date of this Agreement and disclosed on SCHEDULE 6.1.

            (c) Borrowed Funds Indebtedness of the Borrower or of any of its Subsidiaries to Harcourt General under the Harcourt General Documents.

            (d) Borrowed Funds Indebtedness of the Borrower or of any of its Subsidiaries secured by Permitted Encumbrances to the extent permitted under SECTION 6.3.

            (e) Unsecured Borrowed Funds Indebtedness of the Borrower or of any of its Subsidiaries to one or more financial institutions not in excess of $24,000,000 in the aggregate at any one time outstanding.

            (f) Subordinated Debt.

            (g) Foreign Non-Recourse Debt.

            (h) Borrowed Funds Indebtedness of the Borrower under Guaranties by the Borrower to the extent permitted by PARAGRAPH (h) or (k) of SECTION 6.2.

            (i) Unsecured Borrowed Funds Indebtedness of any corporation or other Person existing at the time such corporation or other Person becomes a Subsidiary of the Borrower and not created in contemplation of such corporation or other Person becoming a Subsidiary of the Borrower; PROVIDED, HOWEVER, that, on each occasion on which any corporation or other Person shall become a Subsidiary of the Borrower and after giving effect thereto, no Default shall be continuing or shall result therefrom.

      6.2. CONTINGENT LIABILITIES. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, guarantee or be or remain liable with respect to any Guaranties, EXCEPT the following:

            (a) Guaranties in favor of any of the Creditor Parties or any of their affiliates under this Agreement or any of the other Loan Documents.

            (b) Guaranties existing on or as of the date of this Agreement and disclosed on SCHEDULE 6.2.

            (c) Guaranties resulting from the endorsement of negotiable instruments for collection in the ordinary course of business.

            (d) Guaranties with respect to surety, appeal, performance and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of Borrowed Funds Indebtedness) not exceeding in the aggregate at any time $500,000.

            (e) Guaranties of normal trade debt relating to the acquisition of goods and supplies in the ordinary course of business.

            (f) Guaranties executed by the Borrower with respect to obligations (exclusive of obligations for the payment of Borrowed Funds Indebtedness) of any of the Borrower's Subsidiaries; PROVIDED, HOWEVEr, that the creation, incurrence or assumption of any of such obligations by any of the Borrower's Subsidiaries shall not be prohibited by SECTION 6.1 or by any of the other provisions of this Agreement.

            (g) Guaranties executed by the Borrower in connection with Permitted Non-Theatre Investments; PROVIDED, HOWEVER, that (i) for purposes of
      SECTION 6.8(c), the aggregate amount of all of the obligations so guaranteed shall be included (without duplication) in determining the aggregate amount of Permitted Non-Theatre Investments that may be made by the Borrower, by GCCI and by the Subsidiaries of GCCI in compliance with such SECTION 6.8(c), and (ii) at the time of making any such Guaranty and after giving effect thereto, no Default shall be continuing and no Default shall result therefrom.

            (h) Unsecured Guaranties by the Borrower of the secured or unsecured Borrowed Funds Indebtedness of Hoyts General Cinema South America, Inc. or of any of its direct or indirect Subsidiaries; provided, HOWEVER, that the aggregate amount of all of the Borrowed Funds Indebtedness for which the Borrower shall be liable under all of such Guaranties shall not at any time exceed $75,000,000.

            (i) Unsecured Guaranties by the Borrower of the secured or unsecured Borrowed Funds Indebtedness of the Borrower's Foreign Subsidiaries; PROVIDED, HOWEVER, that (A) any such Borrowed Funds Indebtedness shall, if and so long as it continues to be guarantied by the Borrower, not constitute Foreign Non-Recourse Debt for any purpose in this Agreement; and (B) at the time of the making of any such Guaranty by the Borrower and after giving effect thereto, no Default shall be continuing and no Default shall result therefrom.

            (j) Continuing obligations of the Borrower and its Subsidiaries with respect to real property leases assigned to third parties or with respect to real property leases of Sundance or Cinema Ventures.

            (k) Unsecured Guaranties by the Borrower or by any of its Subsidiaries of the secured or unsecured Borrowed Funds Indebtedness of Sundance or of any of its direct or indirect

      Subsidiaries, but only to the extent, in any case, that such Guaranties are permitted by PARAGRAPH (f) of SECTION 6.8.

      6.3. ENCUMBRANCES. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance ("ENCUMBRANCES"), including, without limitation, the lien or retained security title of a conditional vendor, upon or with respect to any of its property or assets, including, without limitation, any of the Pledged Collateral, or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable, whether with or without recourse, EXCEPT the following ("PERMITTED ENCUMBRANCES"):

            (a) Encumbrances in favor of any of the Creditor Parties or any of their affiliates under this Agreement or any of the other Loan Documents.

            (b) Encumbrances in favor of Harcourt General upon the terms contained in the Reimbursement Agreement.

            (c) Encumbrances existing on or as of the date of this Agreement and disclosed on SCHEDULE 6.3.

            (d) Liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of SECTION 5.4.

            (e) Landlords' and lessors' liens in respect of rent or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws or other similar legislation (other than ERISA) or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and other similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders or contracts (other than for the payment of money); and statutory obligations incidental to the conduct of the business of the Borrower or of any of its Subsidiaries and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

            (f) Judgment liens that shall not have been in existence for a period longer than thirty (30) days after the creation thereof, or, if a stay of execution shall have been obtained, for a period longer than thirty (30) days after the expiration of such stay.

            (g) Rights of lessors under Capitalized Leases.

            (h) Encumbrances in respect of any purchase money obligation of the Borrower or of any of its Subsidiaries for tangible property (realty or personalty) used in the business of the Borrower or of any of its Subsidiaries; PROVIDED, HOWEVER, that the aggregate principal amount of all obligations secured by such Encumbrances shall not exceed $10,000,000 in the aggregate at any one time outstanding; and PROVIDED, FURTHER, that any such Encumbrances shall not extend to property of the Borrower or of any of its Subsidiaries not financed by such purchase money obligation.

            (i) Easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in any material way with the ordinary conduct of the business of the Borrower or of any of its Subsidiaries.

            (j) Encumbrances on the property or assets of the Borrower or of any of its Subsidiaries created in connection with the refinancing of indebtedness secured by Permitted Encumbrances on such property; PROVIDED, HOWEVER, that the amount of indebtedness secured by any such Encumbrance shall not be increased as a result of such refinancing, and no such Encumbrance shall extend to property and assets of the Borrower or of any of its Subsidiaries not encumbered prior to any such refinancing.

            (k) Encumbrances incidental to the conduct of the business of the Borrower or of any of its Subsidiaries or the ownership of its properties or assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of its properties or assets or materially impair the use thereof in the operation of its business.

            (l) Encumbrances on any of the property or assets of, or on any of the Equity Interests in, Hoyts General Cinema South America, Inc. or any of its direct or indirect Subsidiaries.

            (m) Encumbrances on the property or assets of any Foreign Subsidiary to secure the payment or performance of any Foreign Non-Recourse Debt of such Foreign Subsidiary or of any other Foreign Subsidiary.

            (n) Any Encumbrance existing on any assets of any corporation or other Person at the time it becomes a Subsidiary and not created in contemplation of such corporation or other Person becoming a Subsidiary, or existing on any assets acquired by the Borrower or by any of its Subsidiaries through a purchase, merger, consolidation or other transaction and not created in contemplation of such purchase, merger, consolidation or other transaction.

      6.4. MERGER; CONSOLIDATION; SALE OR LEASE OF ASSETS. Neither the Borrower nor any of its Theatre Subsidiaries shall become a party to any merger or consolidation or sell, lease, sell and leaseback, sublease or otherwise dispose of any of its properties or assets (including, without limitation, any Equity Interests in any Theatre Subsidiaries), or contract, or make other arrangements, with any Person (other than a Theatre Subsidiary of the Borrower ) to manage the theater business of, or provide management or concession services to, any Theatre Subsidiary of the Borrower, EXCEPT that:

            (a) the Borrower or any of its Theatre Subsidiaries may sell or otherwise dispose of (i) inventory in the ordinary course of business,
      (ii) tangible assets to be replaced in the ordinary course of business by other tangible assets of equal or greater value, and (iii) tangible assets that are no longer used or useful in its business;

            (b) any Theatre Subsidiary of the Borrower may merge or liquidate into the Borrower or into any other Theatre Subsidiary of the Borrower so long as, after giving effect hereto, the surviving corporation is (i) the Borrower, in the case of any merger involving the Borrower, or (ii) any wholly-owned Theatre Subsidiary of the Borrower, in the case of any merger involving Theatre Subsidiaries of the Borrower only;

            (c) the Borrower or any of its Theatre Subsidiaries may sell or transfer any of the Equity Interests owned by such Person in any Theatre Subsidiary of the Borrower to the Borrower and to any wholly-owned Theatre Subsidiaries of the Borrower;

            (d) the Borrower or any of its Theatre Subsidiaries may sell or otherwise dispose of any Investments, other than Investments in any of the Theatre Subsidiaries of the Borrower;

            (e) the Borrower and its Theatre Subsidiaries may transfer the assets of or Equity Interests in any Problem Theatre (as hereinafter defined in this PARAGRAPH (e)) so long as (i) such transfer effects a release of Harcourt General from all obligations under each Guaranteed Lease and Transferred Lease (as such terms are defined in the Reimbursement Agreement) relating to such Problem Theatre, or (ii) such assets or Equity Interests are transferred to a transferee having a consolidated net worth of at least $10,000,000 and the aggregate amount of buyout payments made by the Borrower and its Subsidiaries to such transferee in connection with such transfer does not exceed the product of (A) four multiplied by (B) the negative cash flow generated by such Problem Theatre during the then most recently ended Reference Period; PROVIDED, HOWEVER, that the aggregate amount of all buyout payments made by the Borrower and its Subsidiaries from time to time after the date hereof in connection with all transfers of assets or Equity Interests pursuant to this PARAGRAPH (e) shall not exceed $15,000,000. As used in this SECTION 6.4, the term "B THEATRES" shall mean the theatres identified as such in SCHEDULE 6.4, and the term "PROBLEM THEATRES" shall mean the theatres identified as such in SCHEDULE 6.4;

            (f) the Borrower and its Theatre Subsidiaries may sell the assets of or Equity Interests in any B Theatre so long as (i) such sale effects a release of Harcourt General from all obligations under each Guaranteed Lease and Transferred Lease relating to such B Theatre, or (ii) such assets or Equity Interests are sold to a buyer having a consolidated net worth of at least $10,000,000 and the cash consideration received by the Borrower and its Theatre Subsidiaries in connection with such sale equals or exceeds the product of (A) four multiplied by (B) the cash flow generated by such B Theatre during the then most recently ended Reference Period;

            (g) the Borrower and its Theatre Subsidiaries may transfer the assets of or Equity Interests in any Problem Theatre or B Theatre to any transferee in exchange for theatre assets of such transferee having substantially the same cash flow during the then most recently ended Reference Period as the Problem Theatre or B Theatre being transferred by the Borrower and its Theatre Subsidiaries pursuant to this PARAGRAPH (g);

            (h) the Borrower and its Theatre Subsidiaries may at any time or from time to time sell, transfer or otherwise dispose of any of the assets or other properties of or Equity Interests in any theatre identified in
      SCHEDULE 6.4 under the caption "Permitted Dispositions"; and

            (i) in addition to assets or Equity Interests which may be sold and exchanged. pursuant to PARAGRAPHS (a) through (h) above, the Borrower may sell any (but not substantially all) of its assets or all of the Equity Interests in any Theatre Subsidiary, and any Theatre Subsidiary may sell all or substantially all of its assets, in each case, at not less than Fair Market Value; PROVIDED, HOWEVER, that: (A) immediately after giving effect to each sale proposed to be made pursuant to this PARAGRAPH (i), the aggregate amount of all of the Consolidated Adjusted EBITDA attributable to all of the Theatre Subsidiaries and assets or Equity Interests sold and proposed to be sold pursuant to this PARAGRAPH
      (i) from time to time after the date hereof shall not exceed an aggregate amount equal to ten percent (10%) of Consolidated Adjusted EBITDA for the then most recently completed Reference Period for which financial statements shall have been delivered pursuant to SECTION 5.1(a) or (b); and (B) at the time of each such sale and after giving effect thereto, no Default shall be continuing and no Default shall result therefrom.

This SECTION 6.4 shall not prevent (1) the Borrower from merging with any corporation or other Person if the Borrower is the surviving corporation, or (2) any Theatre Subsidiary of the Borrower from merging with any corporation or other Person (other than the Borrower) if such Theatre Subsidiary is the surviving corporation; PROVIDED, HOWEVER, that, in each case, at the time of such merger and after giving effect thereto, no Default shall be continuing and no Default shall result therefrom.

      6.5. ADDITIONAL STOCK ISSUANCE. The Borrower shall not permit any of its Theatre Subsidiaries to issue any additional Equity Interests, any options therefor or any securities convertible therein, other than (a) to the Borrower or to any of its wholly-owned Theatre Subsidiaries, or (b) as required by applicable law or licensing authorities.

      6.6. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Except for this Agreement, the other Loan Documents and the Reimbursement Agreement, none of (a) the Borrower, (b) the Theatre Subsidiaries, or (c) GCCI or its Subsidiaries, shall enter into or become or be bound by any agreement, instrument or indenture (including, in each case, covenants requiring the maintenance of specified amounts of working capital) restricting the right of any of Theatre Subsidiaries, or (as the case may be) the right of GCCI or any of its Subsidiaries, to declare or pay dividends or make any other distributions or extensions of credit to the Borrower or to any Subsidiaries of the Borrower (whether directly or indirectly through any other Subsidiaries of the Borrower).

      6.7. DISTRIBUTIONS. Neither the Borrower nor any of its Subsidiaries (whether on behalf of or for the account of the Borrower) shall make any Distributions; PROVIDED, HOWEVER, that so long as no Default shall be continuing at the time of any Distributions and so long as no Default shall result therefrom, the Borrower may make any Distributions from time to time after (and not before) the delivery to the Administrative Agent of the financial statements and the Compliance Certificate required to be delivered pursuant to SECTION 5.1(a) and SECTION 5.1(c) for the Fiscal Year ending October 31, 1999, if the aggregate amount of any Distributions proposed to be made by the Borrower on or as of any particular date falling after the delivery of such financial statements, when added to all Distributions made by the Borrower pursuant to this SECTION 6.7 from time to time prior to such particular date, shall not exceed the SUM of (a) $40,000,000 (the "SECTION 6.7 BASE AMOUNT"), PLUS (b) the Net Available Amount as at such particular date.

      6.8. INVESTMENTS. Neither the Borrower nor any of its Subsidiaries shall make or maintain any Investments other than:

            (a) Investments in Theatre Subsidiaries;

            (b) Qualified Investments;

            (c) Permitted Non-Theatre Investments by the Borrower, by GCCI or by any Subsidiaries of GCCI; PROVIDED, HOWEVER, that (i) at the time of each such Permitted Non-Theatre Investment and after giving effect thereto, no Default shall be continuing and no Default shall result therefrom, and
      (ii) the aggregate amount of any such Permitted Non-Theatre Investment to be made on or as of any particular date, when added to all of such Permitted Non-Theatre Investments existing on or as of the date of this Agreement or made pursuant to this PARAGRAPH (c) from time to time after the date hereof, shall not exceed the SUM of (A) $125,000,000 (the "SECTION 6.8(c) BASE AMOUNT"), PLUS (B) the Net Available Amount as at such date, PLUS (C) the Cumulative Net Investment Cash Flow as at such date;

            (d) Investments by the Borrower and its Subsidiaries in Foreign Subsidiaries and in Foreign Theatre Investments; PROVIDED, HOWEVER, that
      (i) at the time of each such Investment in Foreign Subsidiaries or (as the case may be) each such Foreign Theatre Investment and after giving effect thereto, no Default shall be continuing and no Default shall result therefrom, and (ii) the aggregate amount of any such Investment in any Foreign Subsidiaries, or (as the case may be) the aggregate amount of any such Foreign Theatre Investment, to be made on or as of any particular date, when added to all of such Investments made pursuant to this PARAGRAPH (d) from time to time after the date hereof, shall not exceed the SUM of (A) $50,000,000 (the "SECTION 6.8(d) BASE AMOUNT"), PLUS (B) the Net Available Amount as at such date;

            (e) Investments by the Borrower or by any of its Subsidiaries existing on or as of the date of this Agreement and disclosed on SCHEDULE 6.8; and

            (f) Investments by the Borrower and its Subsidiaries from time to time after the date hereof in Cinema Ventures, Sundance or any of their direct or indirect Subsidiaries; PROVIDED, HOWEVER, that (i) at the time of each such Investment in Cinema Ventures, Sundance or any of their direct or indirect Subsidiaries and after giving effect thereto, no Default shall be continuing and no Default shall result therefrom, and
      (ii) the aggregate amount of any such Investment in Cinema Ventures, Sundance or any of their direct or indirect Subsidiaries to be made on or as of any particular date, when added to all of such Investments made pursuant to this PARAGRAPH (f) from time to time after the date hereof, shall not exceed $25,000,000.

For the purposes of determining the amount or value of any particular Investment, including, without limitation, any particular Permitted Non-Theatre Investment or any Investment in any Foreign Subsidiary: (A) there shall not be deducted in respect of such Investment any amounts received in cash as earnings on such Investment, whether as dividends, interest or otherwise; and (B) increases or decreases in value, or write-ups, write-downs or write-offs, of such Investment shall be disregarded.

      6.9. MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES. Neither the Borrower nor any of its Subsidiaries shall cause or permit the Consolidated Capital Expenditures of the Borrower and its Subsidiaries (a) for the Fiscal Year ending October 31, 1999 to be greater than $25,000,000, and (b) for any Fiscal Year ending after October 31, 1999 to be greater than $15,000,000; PROVIDED, HOWEVER, that (a) up to 50% of the maximum Consolidated Capital Expenditures so permitted for any Fiscal Year, if not so expended in the Fiscal Year for which they are so permitted, may be carried over for expenditure in the next succeeding Fiscal Year, and (b) Capital Expenditures made during any Fiscal Year shall be deemed made, FIRST, in respect of the maximum amount permitted for such Fiscal Year as provided above, and, SECOND, in respect of amounts carried over from the prior Fiscal Year pursuant to CLAUSE (a) above.

      6.10. ERISA. Neither the Borrower nor any member of the Controlled Group shall permit any Plan maintained by it to (a) engage in any "prohibited transaction" (as defined in Section 4975 of the Code), (b) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) unless waived, or (c) terminate any Plan in a manner that could result in the imposition of any lien or encumbrance on the assets of the Borrower or of any of its Subsidiaries pursuant to Section 4068 of ERISA.

      6.11. TRANSACTIONS WITH AFFILIATES. Except as otherwise expressly set forth in SECTION 6.13 hereof, the Borrower shall not directly or indirectly enter into or permit to exist any transaction with any Subsidiary or other Affiliate of the Borrower, EXCEPT (a) transactions that are in the ordinary course of the Borrower's business, upon fair and reasonable terms, and no less favorable to the Borrower than would be obtained in an arms-length transaction with a non-affiliate, and (b) transactions contemplated by the terms of, and the performance of the Borrower's obligations under, the Reimbursement Agreement and the Tax Agreement, dated as of December 14, 1993, between the Borrower and Harcourt General (collectively, the "HARCOURT GENERAL DOCUMENTS"). The Borrower further agrees that it shall not make any payments to or for the account of Harcourt General in violation of the terms of the Intercreditor Agreement.

      6.12. AMENDMENT OF CERTAIN DOCUMENTS. The Borrower shall not alter, amend or otherwise change or supplement in any respect, or waive any of its rights with respect to, any of the Harcourt General Documents, in each case, if the effect thereof would be to (a) increase materially the obligations of the Borrower or any of its Subsidiaries thereunder, (b) impose on the Borrower or any of its Subsidiaries covenants or events of default that are materially more burdensome or restrictive on the Borrower or any of its Subsidiaries, or (c) adversely affect the interests of any of the Creditor Parties. The Borrower shall promptly notify the Administrative Agent in writing of all amendments, modifications or waivers of any of the provisions of any of such Harcourt General Documents.

      6.13. LOANS TO EMPLOYEES. The Borrower shall not permit the aggregate principal balance of all loans, advances and drawing accounts outstanding from the Borrower or from any of its Subsidiaries to all employees of the Borrower or of any of its Subsidiaries to exceed $5,000,000 at any time.

                                 ARTICLE VII

                                   DEFAULTS

      7.1. EVENTS OF DEFAULT. There shall be an Event of Default hereunder if any of the following events shall at any time occur:

            (a) the Borrower shall fail to pay (i) any amount of principal of any of the Loans when due, or (ii) any amount of interest thereon or on any of the other Obligations or any fees, expenses or other sums payable hereunder or under the Notes or any of the other Loan Documents, in each case within three (3) days after the due date thereof; or

            (b) the Borrower shall fail to perform any term, covenant or agreement contained in any of SECTIONS 5.7 through 5.11, inclusive, or in any of SECTIONS 6.1 through 6.13; inclusive, or

            (c) the Borrower shall fail to perform any covenant contained (i) in any of SECTION 5.1 or SECTION 5.5, and any such failure shall continue for five (5) days or more, or (ii) in any of SECTION 5.2, 5.3, 5.4, 5.6, 5.12 or 5.13, and any such failure shall continue for thirty (30) days or more; or

            (d) the Borrower shall fail to perform any term, covenant or agreement (other than any term, covenant or agreement referred to in PARAGRAPH (a), (b) or (c) of this SECTION 7.1) contained in this Agreement or in any of the other Loan Documents, and any such default shall continue for thirty (30) days or more after notice thereof has been given to the Borrower by the Administrative Agent; or

            (e) any representation or warranty of the Borrower made in this Agreement or in any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made, and, if the same shall be susceptible of cure, such incorrectness shall not have been cured to the reasonable satisfaction of the Required Lenders within thirty (30) days after notice thereof has been given to the Borrower by the Administrative Agent; or

            (f) there shall occur: (i) any default by the Reimbursement Creditors (as such term is defined in the Intercreditor Agreement) under the Intercreditor Agreement; or (ii) any default by the Borrower in the payment to Harcourt General of amounts exceeding $1,000,000 in the aggregate when and as the same shall become due and payable by the Borrower under the Reimbursement Agreement; or (iii) any "Event of Default" (as such term is defined in the Reimbursement Agreement) shall occur under the Reimbursement Agreement; or (iv) (A) Harcourt General shall give a written notice to the Borrower pursuant to Section 7.2 of the Reimbursement Agreement requiring the Borrower to make any deposits with Harcourt General pursuant to such Section 7.2, or (B) Harcourt General shall take, commence or otherwise institute any Enforcement Action pursuant to Section 7.3, Section 8.4 or any other provisions of the Reimbursement Agreement, or (C) Harcourt General shall take, commence or otherwise institute any other Enforcement Action against the Borrower or any of its Subsidiaries or against any of their property; or

            (g) (i) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any Borrowed Funds Indebtedness of the Borrower or of any of its Subsidiaries in an aggregate amount exceeding $1,000,000; or (ii) the Borrower or any of its Subsidiaries shall fail to observe or perform any other term, covenant or agreement evidencing or securing any such Borrowed Funds Indebtedness, and
      (A) the holder or holders of such Borrowed Funds Indebtedness shall have caused such Borrowed Funds Indebtedness in an aggregate amount exceeding $1,000,000 to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (B) such failure shall permit the holder or holders of such Borrowed Funds Indebtedness in an aggregate amount exceeding $5,000,000 to cause such Borrowed Funds Indebtedness to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, and such failure of the kind described in this CLAUSE (B) shall not have been cured or waived in writing within forty-five (45) days after the date of such failure; or

            (h) the Borrower, or any Significant Subsidiary, shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors,
      (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of organization similar to any of the foregoing, or
      (viii) take any action, whether as a corporation, limited liability company or (as the case may be) a partnership, for the purpose of effecting any of the foregoing; or

            (i) any proceeding or case shall be commenced against the Borrower, or any Significant Subsidiary, without the application or consent of the Borrower or such Significant Subsidiary, before any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of the debts of the Borrower or such Significant Subsidiary,
      (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of the assets of the Borrower or such Significant Subsidiary, or (iii) similar relief in respect of the Borrower or such Significant Subsidiary, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or more; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Borrower or any Significant Subsidiary; or any action under the laws of the jurisdiction of organization of the Borrower or any Significant Subsidiary similar to any of the foregoing shall be taken with respect to the Borrower or such Significant Subsidiary and shall continue unstayed and in effect for any period of sixty (60) days or more; or

            (j) any judgments or orders for the payment of money shall be entered against the Borrower or any of its Subsidiaries by any court, or warrants of attachment or execution or similar process shall be issued or levied against any property of the Borrower or such Subsidiary, that in the aggregate exceeds $1,000,000 in value, and such judgments, orders, warrants or process shall continue undischarged or unstayed for thirty
      (30) days or more; or

            (k) the Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts (other than amounts being contested in good faith by appropriate proceedings) aggregating in excess of $1,000,000 that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans in a distress termination under Section 4041(c) of ERISA shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower and such proceedings shall not have been dismissed within sixty (60) days thereafter; or any condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

            (l) any Change of Control shall occur.

      7.2. REMEDIES. Upon the occurrence of any Event of Default, at any time thereafter while such Event of Default shall be continuing, (a) at the election of the Required Lenders, the Lenders' obligations to make any further Loans hereunder shall terminate, and (b) the Administrative Agent may, and upon the request of the Required Lenders, shall proceed to protect and enforce the rights and remedies of the Agents and the Lenders by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or in any of the other Loan Documents or in any instruments delivered to the Administrative Agent or the Lenders pursuant hereto or thereto, or in aid of the exercise of any powers granted in this Agreement, any of the other Loan Documents or any such instruments, and (unless there shall have occurred any Event of Default described in PARAGRAPH (h) or PARAGRAPH (i) of SECTION 7.1, in which case the Lenders' obligations to make any further Loans hereunder shall automatically terminate and the unpaid balance of all Obligations shall automatically become due and payable without notice or demand) by notice in writing to the Borrower, shall declare all or any part of the unpaid balance of the Obligations then outstanding to be forthwith due and payable, whereupon such unpaid balance or part thereof shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly and irrevocably waived by the Borrower, and the Administrative Agent may proceed to enforce payment of such balance or part thereof in such manner as it may elect, and the Administrative Agent and each Lender may offset and apply toward the payment of such balance or part thereof any indebtedness of it to the Borrower, or to any obligor on the Obligations, including any indebtedness represented by deposits in any general or special account maintained with the Administrative Agent or any Lender.

      7.3. DISTRIBUTION OF PROCEEDS. Notwithstanding anything to the contrary contained herein, in the event that following the occurrence or during the continuance of any Event of Default, the Administrative Agent or any Lender receives any monies on account of the Obligations from the Borrower or otherwise, such monies shall be distributed for application as follows:

            (a) FIRST, to the payment of or the reimbursement of each of the Administrative Agent and the Lenders for or in respect of all costs, expenses, disbursements and losses (i) which shall have been incurred or sustained by any of the Administrative Agent or the Lenders in connection with the collection of such monies by any of the Administrative Agent or the Lenders, or in connection with the exercise, protection or enforcement by any of the Administrative Agent or the Lenders of all or any of the rights, remedies, powers or privileges of the Administrative Agent and/or the Lenders and other Creditor Parties under this Agreement or any of the other Loan Documents, and (ii) which shall be payable or (as the case may be) reimbursable by the Borrower or by any of the Guarantors to any of the Creditor Parties pursuant to any of the Loan Documents.

            (b) SECOND, to the payment of all interest, including interest on overdue amounts, and late charges, then due and payable with respect to the Loans or any of the other Obligations, allocated among the Lenders in proportion to their respective shares of the Loans and other Obligations then outstanding.

            (c) THIRD, to the payment of the outstanding principal balance of the Loans, allocated among the Lenders in proportion to their respective shares of the Loans then outstanding.

            (d) FOURTH, to any other outstanding Obligations, allocated among the Lenders in proportion to their respective interests in such other Obligations.

            (e) FIFTH, the excess, if any, shall be returned to the Borrower or to such other Persons as shall be entitled thereto.

                                 ARTICLE VIII

                                  THE AGENTS

      8.1. APPOINTMENT AND AUTHORIZATION. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement, the Notes, the Intercreditor Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

      8.2. AGENTS AND AFFILIATES. BankBoston and its affiliates and successors shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and BankBoston and its successors and affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not also the Administrative Agent hereunder.

      8.3. ACTION BY ADMINISTRATIVE AGENT. The obligations of the Administrative Agent hereunder are only those expressly set forth herein.

Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in SECTION 7.2.

      8.4. CONSULTATION WITH EXPERTS. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      8.5. LIABILITY OF ADMINISTRATIVE AGENT. Neither the Administrative Agent nor any of its affiliates nor any of its or their directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Lenders, or (b) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of its or their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any of the other Loan Documents or any borrowings hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any of the Guarantor Subsidiaries; (iii) the satisfaction of any condition specified in ARTICLE III, except receipt of items required to be delivered to the Administrative Agent; or
(iv) the validity, effectiveness or genuineness of (other than its own due execution and delivery) this Agreement, the Notes, the Intercreditor Agreement, any of the other Loan Documents or any other instruments or writings furnished in connection herewith or therewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, facsimile transmission or similar writing) believed by it to be genuine or to have been signed by the proper party or parties.

      8.6. INDEMNIFICATION. Each Lender shall, ratably in accordance with its Commitment Percentage, indemnify the Administrative Agent, its affiliates and its directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by such indemnitees hereunder or thereunder.

      8.7. CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any of the other Agents, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any of the other Agents, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or any of the other Loan Documents.

      8.8. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Borrower shall have the right to appoint a successor Administrative Agent, which shall be reasonably satisfactory to the Required Lenders (other than the resigning Administrative Agent in its capacity as a Lender). If no successor Administrative Agent shall have been so appointed by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become empowered with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

      8.9. THE ARRANGER AND DOCUMENTATION AGENT. Neither the Arranger, in its capacity as such, nor the Documentation Agent, in its capacity as such, shall have any duties or responsibilities, and shall incur no liabilities, under this Agreement or any of the other Loan Documents.

                                  ARTICLE IX

                                MISCELLANEOUS

      9.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or other similar writing) and shall be given to such party: (a) in the case of any of the Borrower, any Lender, BNS, BankBoston or any Agent, at its address or telecopier number set forth on the signature pages hereof, (b) in the case of any assignee of any Lender, at the address or telecopier number of such assignee set forth in the Assignment and Assumption Agreement executed by such assignee in accordance with SECTION 9.6 hereof, or (c) in the case of any party, such other address or telecopier number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this SECTION 9.1 and the appropriate answerback is received, and (ii) if given by mail or by any other means (including, without limitation, facsimile transmission), when received at the address specified in this SECTION 9.1.

      9.2. NO WAIVERS. No failure or delay by the Administrative Agent or any Lender in exercising any right, remedy, power or privilege under this Agreement, any Note or any of the other Loan Documents shall operate as a waiver hereof or thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any other rights or remedies provided by law or by any of the other Loan Documents.

      9.3.  EXPENSES; INDEMNIFICATION.

            (a) The Borrower shall pay (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder, and (ii) if any Event of Default occurs, all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and each Lender, including reasonable fees and disbursements of counsel, in connection with any such Event of Default and in connection waivers, consents, amendments and modifications in connection therewith or related thereto or any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

            (b) The Borrower agrees to indemnify the Administrative Agent, the Documentation Agent and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any of the other Loan Documents or any actual or proposed use of proceeds of any of the Loans hereunder; PROVIDED, HOWEVER, that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction; and PROVIDED, FURTHER, that the Lenders, the Documentation Agent and the Administrative Agent shall use reasonable efforts to avoid inappropriate duplication of expense in connection with any matter for which they are indemnified by the Borrower under this PARAGRAPH (b).

      9.4. SHARING OF SET-OFFS. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Lenders shall be shared by the Lenders PRO RATA; PROVIDED, HOWEVER, that nothing in this SECTION 9.4 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note acquired pursuant to the foregoing arrangements may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

      9.5. AMENDMENTS AND WAIVERS. Any provisions of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Administrative Agent and the Required Lenders; PROVIDED, HOWEVER, that no such amendment or waiver shall, unless signed by all of the Lenders, (a) increase or decrease the Commitment Amount of any Lender (except for a ratable decrease in the Commitment Amounts of all Lenders) or subject any Lender to any additional obligations, (b) reduce the principal of or rate of interest on any Loan or any fees hereunder, (c) postpone the date fixed for any payment of principal of or interest on any Loans or any fees hereunder or for termination of any Commitments to make Loans hereunder, (d) release any Guarantor Subsidiary from its obligations as a guarantor of the Obligations (except for any releases pursuant to SECTION 5.11 and any release at the time a Subsidiary ceases to be a Subsidiary pursuant to a transaction permitted under
SECTION 6.4 of this Agreement), or (e) change the provisions of this SECTION 9.5 or the definition of the term "REQUIRED LENDERS".

      9.6.  SUCCESSORS AND ASSIGNS.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders, it being agreed that no merger permitted by SECTION 6.4 shall be deemed to be an assignment or transfer for purposes of this SECTION 9.6.

            (b) Any Lender may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment Percentage of any or all Loans outstanding or its Commitment Percentage to make future Loans to the Borrower. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED, HOWEVER, that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in PARAGRAPH (a), (b) or
      (c) of SECTION 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of ARTICLE VIII of this Agreement with respect to its participating interest. An assignment or other transfer which is not permitted by PARAGRAPH (c) or (d) of this
      SECTION 9.6 shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this PARAGRAPH (b).

            (c) Any Lender may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and other Loan Documents, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of EXHIBIT E, executed by such Assignee and such transferor Lender (each an "ASSIGNMENT AND ASSUMPTION AGREEMENT"), with (and subject to) notice to and the prior consent of the Administrative Agent and, if no Event of Default shall then be continuing, the consent of the Borrower (such consents not to be unreasonably withheld); PROVIDED, HOWEVER, that:
      (i) if an Assignee is another Lender or an affiliate or Approved Fund of such transferor Lender, such notices shall be given to the Administrative Agent and the Borrower, but no such consents shall be required from the Administrative Agent or from the Borrower; (ii) if any Event of Default shall be continuing at the time of any such assignment, notice thereof shall be given to the Borrower as provided above, but no consents therefor shall be required from the Borrower; (iii) such assignment may, but need not, include rights of the transferor Lender in respect of outstanding Loans; and (iv) unless the assignment covers all rights and obligations of such transferor Lender, or unless the assignment is to another Lender or to an affiliate or Approved Fund of such transferor Lender, the assignment shall cover the equivalent of a Commitment Amount of not less than $5,000,000. Upon execution and delivery of an Assignment and Assumption Agreement and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment Percentage as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this PARAGRAPH (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note shall be issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,000. If the Assignee is not incorporated under the laws of the United States of America or a State thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income tax.

            (d) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of PARAGRAPH (c) relating to assignment relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any assignment or pledge by any Lender at any time of all or any portion of its rights under this Agreement, its Note or any of the other Loan Documents to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

            (e) No assignee, participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under SECTION 2.9,
      2.13 or 2.16 than such Lender would have been entitled to receive with respect to the rights assigned, participated or transferred unless such assignment, participation or transfer is made with the Borrower's prior written consent.

      9.7. COLLATERAL. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

      9.8. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each Note and each of the other Loan Documents shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts and of any court of The Commonwealth of Massachusetts sitting in Boston, Massachusetts for purposes of all legal proceedings arising out of or relating to this Agreement, the Notes or any of the other Loan Documents or any of the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objections which the Borrower may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      9.9. COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior commitment letters, term sheets, agreements and understandings, oral or written, relating to the subject matter hereof or thereof.

      9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers on and as of the day and in the year first above written.

                                    THE BORROWER:
                                    -------------

                                    GC COMPANIES, INC.

                                    By: ________________________________
                                        Name: G. Gail Edwards
                                        Title: Vice President and
                                               Chief Financial Officer

                                    ADDRESS FOR NOTICES:
                                    --------------------

                                        GC Companies, Inc.
                                        1300 Boylston Street
                                        Chestnut Hill, Massachusetts 02467
                                        Attention: G. Gail Edwards
                                                   Vice President and
                                                   Chief Financial Officer
                                        Telephone: (617) 264-8036
                                        Telecopier:(617) 264-8206

                                    THE LENDERS:
                                    ------------

                                    BANKBOSTON, N.A.

                                    By: ________________________________
                                        Name: Matthew E. Murphy,
                                        Title: Director

                                    ADDRESS FOR NOTICES:
                                    --------------------

                                        BankBoston, N.A.
                                        100 Federal Street
                                        Boston, Massachusetts 02110
                                        Attention: Matthew E. Murphy,
                                                   Director
                                        Telephone: (617) 434-7956
                                        Telecopier:(617) 434-3401

                                    THE BANK OF NOVA SCOTIA

                                    By: ________________________________
                                        Name: Michael R. Bradley
                                        Title: Senior Relationship Manager

                                    ADDRESS FOR NOTICES:
                                    --------------------

                                        The Bank of Nova Scotia
                                        Boston Branch
                                        28 State Street - 17th Floor
                                        Boston, Massachusetts 02109
                                        Attention: Michael R. Bradley
                                                   Senior Relationship
                                                   Manager

                                        Telephone: (617) 624-7610
                                        Telecopier:(617) 624-7607

                                    THE ADMINISTRATION AGENT:
                                    -------------------------

                                    BANKBOSTON, N.A., as Administrative Agent

                                    By: ________________________________
                                        Name: Matthew E. Murphy
                                        Title: Director

                                    ADDRESS FOR NOTICES:
                                    --------------------

                                        BankBoston, N.A.
                                        100 Federal Street
                                        Boston, Massachusetts 02110
                                        Attention: Matthew E. Murphy,
                                                   Director
                                        Telephone: (617) 434-7956
                                        Telecopier:(617) 434-3401

                                    THE DOCUMENTATION AGENT:
                                    ------------------------

                                    THE BANK OF NOVA SCOTIA


                                    By: _________________________________
                                        Name: Michael R. Bradley
                                        Title: Senior Relationship Manager

                                    ADDRESS FOR NOTICES:
                                    --------------------

                                        The Bank of Nova Scotia
                                        Boston Branch
                                        28 State Street - 17th Floor
                                        Boston, Massachusetts  02109
                                        Attention: Michael R. Bradley
                                                   Senior Relationship
                                                   Manager

                                        Telephone: (617) 624-7610
                                                   (617) 624-7607

                                  THE ARRANGER:
                                  -------------

                                    BANCBOSTON ROBERTSON STEPHENS INC.,
                                    as Arranger

                                    By: _________________________________
                                        Name: Peter W. MacEwen
                                        Title: Vice President

                                    ADDRESS FOR NOTICES:
                                    --------------------

                                       BancBoston Robertson Stephens Inc.
                                       100 Federal Street
                                       Boston, Massachusetts  02110
                                       Attention: Peter W. MacEwen
                                                  Vice President
                                       Telephone: (617) 434-3447
                                       Telecopier: (617) 434-0382